UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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AutoImmune Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUTOIMMUNE INC.

1199 Madia Street

Pasadena, CA 91103

(626) 792-1235

                    , 2010

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of AutoImmune Inc. The meeting will be held at Nutter, McClennen & Fish, LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts, on                     , 2010 at 2:00 P.M. Eastern Time.

The matters to be considered at the meeting are described in detail in the attached proxy statement.

Stockholders of record at the close of business on March 19, 2010 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Michelle Basil
Secretary

                    , 2010

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

AUTOIMMUNE INC.

1199 Madia Street

Pasadena, CA 91103

(626) 792-1235

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held                     , 2010

We will hold a special meeting of stockholders (the “Special Meeting”) of AutoImmune Inc. (the “Company”) at Nutter, McClennen & Fish, LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts on                     , 2010 at 2:00 P.M. Eastern Time for the following purposes:

1.	To consider and vote upon a proposal to approve the voluntary liquidation and dissolution of the Company pursuant to a Plan of Complete Liquidation and Dissolution, in substantially the form attached to the accompanying proxy statement as Appendix A;

2.	To consider and vote upon a proposal to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of the foregoing proposal if there are not sufficient votes at the Special Meeting to approve the proposal; and

3.	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on March 19, 2010 will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

We cordially invite each of our stockholders to attend and vote at the Special Meeting in person. However, to assure your representation at the Special Meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. This will not limit your right to attend or vote at the Special Meeting.

By Order of the Board of Directors

Michelle Basil
Secretary

                    , 2010

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE SPECIAL MEETING, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM AND AN AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO APPROVE PROPOSAL 1. IF YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU SEND IN YOUR PROXY.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on                     , 2010. This Proxy Statement is available at                                         .

AUTOIMMUNE INC.

1199 Madia Street

Pasadena, CA 91103

(626) 792-1235

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

                    , 2010 at 2:00 p.m. Eastern Time

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of AutoImmune Inc. (the “Company”) for use at the Company’s special meeting of stockholders (the “Special Meeting”), to be held on                     , 2010 at 2:00 P.M. Eastern Time. The Special Meeting will be held at Nutter, McClennen & Fish, LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts. This Proxy Statement and the accompanying form of proxy will be mailed to our stockholders on or about                     , 2010.

Only stockholders of record at the close of business on March 19, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the record date, 16,999,623 shares of common stock, par value $0.01 per share (the “Common Stock”), were issued and outstanding, held by approximately 162 holders of record. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Special Meeting. Shares cannot be voted at the Special Meeting unless the holder thereof is present or represented by proxy. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock on the record date will constitute a quorum for the transaction of business at the Special Meeting and any adjournment or postponement thereof.

We will provide copies of this Proxy Statement, notice of Special Meeting and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may solicit proxies by telephone, facsimile, or personal solicitation. We will not pay additional compensation for any of these services. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our stockholders. We expect that the costs of these services, exclusive of out-of-pocket costs, will not exceed $10,000.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. TO ENSURE YOUR SHARES ARE VOTED, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this Proxy Statement and may not contain all of the information that is important to you. To understand fully the legal requirements for the voluntary dissolution of AutoImmune Inc. under Delaware law and the Special Meeting and for a more complete description of the terms of the Plan of Complete Liquidation and Dissolution, you should carefully read this entire Proxy Statement and the documents delivered with and incorporated by reference into this Proxy Statement. See “Incorporation by Reference.” As used in this Proxy Statement, unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company,” refer to AutoImmune Inc., a Delaware corporation.

The Company (see page 24)

We are a biopharmaceutical company that owns or has rights to technology that was designed for the treatment of autoimmune and other cell-mediated inflammatory diseases and conditions. After two failed Phase III trials, one related to the treatment of multiple sclerosis and one related to the treatment of rheumatoid arthritis, we ceased independent efforts to develop pharmaceutical products and focused on selling and/or licensing our technology to third parties. This strategy resulted in the sale of our patent rights in the area of Alzheimer’s Disease, the licensing of patent rights in the area of multiple sclerosis, and the establishment of our joint venture Colloral LLC to manufacture and market dietary supplement products.

We exclusively licensed certain of our intellectual property rights pertaining to an injectable therapy for the treatment of multiple sclerosis to BioMS Medical Corp. (BioMS). On July 27, 2009, BioMS and its collaboration partner, Eli Lilly and Company reported that dirucotide, the lead drug covered by the license agreement, did not meet the primary endpoint of delaying disease progression, during the two-year Phase III trial in patients with secondary progressive multiple sclerosis (SPMS). In addition, there were no statistically significant differences between dirucotide and placebo on the secondary endpoints of the study. Eli Lilly and BioMS also announced that they would terminate the license and collaboration agreement between Eli Lilly and BioMS with respect to the development of dirucotide. BioMS has decided that it will explore a compassionate access and research program with limited financial commitment, but that it would not pursue further late stage clinical trials with dirucotide for multiple sclerosis.

Following the BioMS Phase III trial failure of dirucotide, our Board of Directors authorized the exploration of a full range of strategic alternatives available to the Company in order to enhance shareholder value. We engaged Junewicz & Co. to pursue all strategic options available to the Company, including, but not limited to, a sale or merger of the Company.

After consideration of potential strategic alternatives, our Board of Directors has determined that it is advisable and in the best interests of the Company and its stockholders to liquidate the Company’s assets and to dissolve the Company. On March 2, 2010, our Board of Directors unanimously approved the Plan of Complete Liquidation and Dissolution, subject to approval by the stockholders.

Our principal executive office is located at 1199 Madia Street, Pasadena, California 91103, and our telephone number at our principal executive office is (626) 792-1235. You can find more information about us in the documents that are delivered with this Proxy Statement.

THE SPECIAL MEETING OF STOCKHOLDERS

General (see page 12)

The Special Meeting will take place at Nutter, McClennen & Fish, LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts on                     , 2010 at 2:00 P.M. Eastern Time.

Proposals (see page 12)

At the Special Meeting, our stockholders will consider and vote upon:

1.	A proposal to approve the voluntary liquidation and dissolution of the Company pursuant to a Plan of Complete Liquidation and Dissolution, in substantially the form attached to this Proxy Statement as Appendix A.

2.	A proposal to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of the foregoing proposal if there are not sufficient votes at the Special Meeting to approve the proposal.

3.	Any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date and Voting Securities (see page 12)

Only holders of record of our Common Stock as of the close of business on March 19, 2010 are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. As of the Record Date, there were approximately 16,999,623 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on the Record Date.

Quorum and Required Votes (see page 12)

Under Delaware law, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy for the transaction of business at the Special Meeting. The approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution requires the affirmative vote of a majority of the outstanding shares of our Common Stock as of the Record Date. The approval of any adjournment of the Special Meeting requires the approval of a majority of the outstanding shares of our Common Stock present at the Special Meeting and entitled to vote on the adjournment.

How to Vote Your Shares (see page 13)

Our Board has selected Robert C. Bishop and Diane M. McClintock to serve as proxies at the Special Meeting. The shares of Common Stock represented by each executed and returned proxy will be voted in accordance with the directions indicated on the proxy. If you sign your proxy card without giving specific instructions, the Company will vote your shares “FOR” the proposals being made at the Special Meeting. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that properly may be presented for action at the Special Meeting. We know of no other business to be presented at the Special Meeting.

You can cause your shares to be voted by signing, dating and mailing your proxy card in the postage prepaid envelope provided, whether or not you plan to attend the Special Meeting in person.

How to Revoke or Change Your Vote (see page 13)

Any stockholder of record giving a proxy prior to the Special Meeting has the power to revoke it at any time before it is exercised by (i) sending a written revocation that is received by the Secretary of AutoImmune,

(ii) executing and returning another proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. Any stockholder of record attending the Special Meeting may vote in person, whether or not he or she has previously given a proxy.

“Street name” holders of Common Stock will need to review the instructions on the proxy form provided to you by the institution that holds your shares to determine whether you may change your vote after you have submitted a proxy. If you are permitted to change your vote after you have submitted a proxy, follow the instructions for revocation on such form to do so.

Risks Related to the Plan of Complete Liquidation and Dissolution (see page 19)

Risks associated with the Plan of Complete Liquidation and Dissolution include the following:

•

the amount we distribute to our stockholders pursuant to the Plan of Complete Liquidation and Dissolution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses and claims against us are higher than we currently anticipate;

•

the amount we distribute to our stockholders pursuant to the Plan of Complete Liquidation and Dissolution may be substantially less than the amount we currently estimate if the amounts we receive for the sale of our assets is less than we currently anticipate;

•	liquidating distributions to our common stockholders will be delayed until conclusion of the elective dissolution process under Delaware law (the “Elective Dissolution Process”);

•

if the amount of our contingency reserve is insufficient to satisfy the aggregate amount of our liabilities and other obligations, each stockholder may be liable to our creditors for the amount of liquidating distributions received by such stockholder under the Plan of Complete Liquidation and Dissolution, which could also have adverse tax consequences;

•	holders of Common Stock may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us;

•

recordation of transfers of our Common Stock on our stock transfer books will be restricted as of the effective date of a certificate of dissolution (the “Effective Date”) to be filed with the Secretary of State of Delaware (the “Secretary of State”) after stockholder approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, which the Board currently anticipates will occur on or about                     , 2010, and thereafter it generally will not be possible for stockholders to change record ownership of our Common Stock;

•

further stockholder approval may not be required in connection with the implementation of the Plan of Complete Liquidation and Dissolution, including any sale of the Company’s assets pursuant to the Plan of Complete Liquidation and Dissolution;

•

prior to the Effective Date, our Board may abandon implementation of the Plan of Complete Liquidation and Dissolution even if dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved by our stockholders; and

•

if our stockholders do not approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, our cash resources may decrease as we determine which strategy to pursue going forward.

If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, our Board will explore what, if any, alternatives are available for the future of the Company, particularly given that we are pursuing the sale of our joint venture assets and there is currently little active business left to operate.

Possible alternatives include selling all of our stock, continuing our efforts to identify a buyer for the Company or our assets or a strategic partner, or seeking voluntary dissolution at a later time potentially with diminished assets. At this time, our Board has considered these and other options and has determined that it is advisable and in the best interests of our stockholders to dissolve the Company, liquidate our remaining assets and return the cash to our stockholders. The Board, however, retains the right to consider other alternatives should a more attractive offer arise before or after stockholder approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, it is possible that our cash resources will decrease and we would face difficulties with respect to our business and future operations as described in this Proxy Statement. These risks could materially and adversely affect our business, financial condition or operating results and the value of our Common Stock, and you may lose all or part of your investment.

You should carefully consider the risk factors discussed in this Proxy Statement in evaluating whether to approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution. These risk factors should be considered along with the other information included in this Proxy Statement and the documents delivered with and incorporated by reference into this Proxy Statement, including any forward-looking statements made in this Proxy Statement and such documents.

PROPOSAL 1: APPROVAL OF DISSOLUTION OF THE COMPANY PURSUANT

TO THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

General (see page 24)

At the Special Meeting, the stockholders of the Company will be asked to approve the voluntary liquidation and dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution. Our Board approved the Plan of Complete Liquidation and Dissolution, subject to stockholder approval, on March 2, 2010. Delaware law provides that a corporation may dissolve upon the recommendation of the board of directors of the corporation, followed by the approval of its stockholders. If the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved by the requisite vote of our stockholders at the Special Meeting and any adjournments or postponements of the Special Meeting, we intend to file a certificate of dissolution with the Secretary of State as soon as reasonably practicable thereafter. The Effective Date will be the date on which the certificate of dissolution is filed. The effect of the dissolution will be that our corporate existence will continue for a minimum of three years, but we will not be permitted to carry on any business except that appropriate to wind up and liquidate our business and affairs.

The Plan of Complete Liquidation and Dissolution provides for the voluntary dissolution, liquidation and winding up of the Company. If the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved by our stockholders and implemented by us, we will, after the Effective Date, commence the Elective Dissolution Process, which involves providing notice of our dissolution to potential claimants, paying or making reasonable provision to pay all claims and obligations, making such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party, distributing on a pro rata basis to our stockholders our remaining assets, and, subject to statutory limitations, taking all other actions necessary to wind up and liquidate the Company’s business and affairs.

Reasons for Liquidation and Dissolution (see page 26)

Our Board believes that the voluntary liquidation and dissolution of the Company is advisable and in the best interests of the Company and our stockholders. Our Board, in making its determination, considered, in addition to other pertinent factors, the facts that: we have little on-going business operations, we have paid or made provision to pay all amounts owed to known creditors and that, after accounting for such payments, there remains a substantial sum available for distribution to our stockholders and that several of our major stockholders have expressed the view that they prefer that the assets of the Company be liquidated and the proceeds be distributed to the stockholders. Our Board also considered the fact that we explored strategic alternatives, including undertaking efforts, with the assistance of Junewicz & Co., to identify a merger, reverse merger, stock or asset sale, strategic partnership or other business combination transaction that would likely provide greater value to our stockholders than they would receive in a liquidation, which did not result in the identification of any transactions that, in our Board’s determination, met this objective.

Our Board has concluded that completing the Elective Dissolution Process under Delaware law is the preferred strategy among the alternatives available to the Company, is advisable and in the best interests of the Company and our stockholders, has adopted the Plan of Complete Liquidation and Dissolution and recommends that our stockholders approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution.

Liquidation and Dissolution (see page 29)

If the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as our Board, in its discretion and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

•	the filing of a certificate of dissolution with the Secretary of State;

•	the commencement of the Elective Dissolution Process;

•	the cessation of all of our business activities except to the extent necessary to preserve the value of our assets and wind up our business and affairs;

•

determine whether and when to (i) transfer property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust, or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the stockholders;

•

pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations, including all contingent, conditional or unmatured claims known to the Company and all claims which are known but for which the identity of the claimant is unknown;

•

distribute pro rata to the stockholders all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of AutoImmune; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Authority of Directors (see page 30)

The approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution by our stockholders also will authorize, without further stockholder action, our Board to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of

Complete Liquidation and Dissolution and the transactions contemplated thereby, including, without limitation, entering into an agreement or agreements for sale of all or a part of the Company’s assets and making all filings or acts required by any state or federal law or regulation to wind up its affairs.

Liquidating Trust (see page 30)

If deemed necessary, appropriate or desirable by our Board, in furtherance of the liquidation and distribution of our assets to stockholders in accordance with our Plan of Complete Liquidation and Dissolution, we may, at any time, transfer to one or more liquidating trustees, for the benefit of our stockholders under a liquidating trust, any or all of our assets, including any cash intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company. Any trustee so appointed shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in its capacity as trustee, shall assume all of our claims and obligations, including any unsatisfied claims and unknown or contingent liabilities.

Amendment, Modification or Abandonment of Plan of Complete Liquidation and Dissolution (see page 31)

Under the Plan of Complete Liquidation and Dissolution, if the Board of Directors determines that liquidation and dissolution are not in the best interests of the Company or its stockholders, then it may direct that the Plan of Complete Liquidation and Dissolution be abandoned. The Company nevertheless may cause the performance, without further stockholder approval, of any contract for the sale of assets executed before then that the Board of Directors considers to be in the best interests of the Company. The Board of Directors also may amend or modify the Plan of Complete Liquidation and Dissolution if it determines such action to be in the best interests of the Company or its stockholders, to the extent permitted by the DGCL and the federal securities laws, without the necessity of further stockholder approval.

Cancellation of Common Stock (see page 36)

The liquidating distributions to stockholders pursuant to the Plan of Complete Liquidation and Dissolution shall be in complete redemption and cancellation of all of the outstanding shares of our Common Stock. As a condition to receipt of the liquidating distribution, our Board or any trustees may require our stockholders to surrender to us their certificates evidencing their shares of Common Stock or to furnish us with evidence satisfactory to our Board or any trustees of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our Board or any trustees.

Estimated Liquidating Distributions (see page 32)

Although we are not able to predict with certainty the precise nature, amount or timing of any liquidating distributions pursuant to the Plan of Complete Liquidation and Dissolution, we presently expect to make a liquidating distribution as soon as reasonably practicable following the conclusion of the Elective Dissolution Process. We currently estimate that the amount ultimately distributed will be between $0.45 and $0.51 per share of Common Stock. The low estimate of $0.45 per share of Common Stock assumes we receive net proceeds of $700,000 for the sale of our interest in Colloral LLC, no additional proceeds for our remaining intellectual property and our operating costs through liquidation are at the high end of our estimate, and the high estimate of $0.51 per share of Common Stock assumes we receive net proceeds of $1,200,000 for the sale of our interest in Colloral LLC, $250,000 in additional proceeds for the sale of our remaining intellectual property and our operating costs through liquidation are at the low end of our estimate.

We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to our inability to predict the amount and timing of any proceeds from the sale of our remaining assets, including our intellectual property and our interest in our joint venture Colloral LLC, and the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation. Our Board has not established a firm timetable for any distributions to our stockholders. Subject to contingencies inherent in winding up our business, our Board intends to authorize any distributions as promptly as reasonably practicable in our best interests and the best interests of our stockholders. Our Board, in its discretion, will determine the nature, amount and timing of these distributions.

Several factors influencing the amount of cash that will be distributed to our stockholders as a liquidating distribution cannot be currently quantified with certainty and are subject to change. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Complete Liquidation and Dissolution when you vote on the proposal to approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution. You may receive substantially less than the amount we currently estimate.

Conduct of the Company Following Dissolution (see page 34)

After the Effective Date, our corporate existence will continue for a minimum of three years but we may not carry on any business except that appropriate to wind up and liquidate our business and affairs, including, without limitation, collecting and disposing of our assets, satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing our remaining property among our stockholders.

Contingency Reserve (see page 34)

Under the DGCL, we are required, in connection with our dissolution, to satisfy or make reasonable provision for the satisfaction of all claims and liabilities. Following the Effective Date, we will begin the Elective Dissolution Process. This process consists of the following steps:

•

After the certificate of dissolution has been filed with the Secretary of State, we will give notice of the dissolution to all persons known to have a claim against us and publish such notice. If we receive claims after providing notice to potential claimants, we may reject, in whole or in part, any such claim;

•

We will offer security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount we determine is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery (the “Court”) to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280 of the DGCL;

•

The petitioning of the Court to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (i) claims that are the subject of pending litigation against us, and (ii) claims that have not been made known to us or, that have not arisen, but are likely to arise or become known within five years after the date of dissolution (or longer in the discretion of the Court), each in accordance with Section 280 of the DGCL; and

•

Once we have completed these steps, we shall: (i) pay the claims made and not rejected (as discussed above); (ii) post the security offered and not rejected (as discussed above); (iii) post any security ordered by the Court (as discussed above); and (iv) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined by us to be due to a claimant.

We also may seek to acquire insurance coverage and take other steps our Board determines are reasonably calculated to provide for the satisfaction of the reasonably estimated amount of any such liabilities. We are currently unable to provide a precise estimate of the amount of the contingency reserve or the cost of insurance or other steps we may undertake to make provision for the satisfaction of liabilities and claims, but any such amount will be deducted before the determination of amounts available for distribution to stockholders. From time to time, after completion of the Elective Dissolution Process, we may distribute to our stockholders on a pro rata basis any portions of the contingency reserve that our Board deems no longer to be required.

Potential Liability of Stockholders (see page 35)

Under the DGCL, if the amount of the contingency reserve and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each stockholder could be held liable for amounts due to creditors up to the amounts distributed to such stockholder under the Plan of Complete Liquidation and Dissolution.

Reporting Requirements (see page 35)

On March 9, 2010, the Company filed a Form 15 with the Securities and Exchange Commission to terminate the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934. It is expected that the termination of registration of the Company’s Common Stock will become effective on June 6, 2010. Once the termination becomes effective, the Company and its stockholders will no longer be subject to the provisions of the Securities Exchange Act of 1934 applicable to registered companies. On March 29, 2010, the Company filed a second Form 15 with the SEC suspending its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, including its obligations to file periodic and current reports with the SEC. The Company was eligible to terminate the registration of its Common Stock and suspend its obligation to file periodic and current reports because there are fewer than 300 holders of record of the Company’s Common Stock.

Closing of Transfer Books (see page 35)

Our Board will direct that our stock transfer books be closed and recording of transfers of Common Stock be discontinued as of the Effective Date. The Board currently expects that the Effective Date will occur on or about                     , 2010. Thereafter, certificates representing shares of our Common Stock will not be assignable or transferable on our books except by will, interstate succession or operation of law, and we will not issue any new stock certificates, other than replacement certificates.

Cessation of Trading of Common Stock (see page 36)

As a result of the suspension of our obligation to file periodic reports with the SEC, there will be significantly less information about the Company made publicly-available by us, and we expect our Common Stock will cease to be eligible to trade on the OTC Bulletin Board. The Company’s shares may be eligible for quotation on the Pink Sheets electronic over-the-counter markets pending the liquidation. We also currently expect to close our stock transfer books and withdraw our CUSIP number on or around the Effective Date and to discontinue recording transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, it is expected that trading in our shares of Common Stock will cease after the Effective Date.

Absence of Appraisal Rights (see page 36)

Under the DGCL, holders of shares of our Common Stock are not entitled to assert appraisal rights with respect to the Plan of Complete Liquidation and Dissolution.

Regulatory Approvals (see page 36)

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the DGCL. Additionally, our dissolution requires that we have paid or provided for all taxes and penalties, if any, of the Company.

Interests of Management in the Dissolution of the Company (see page 37)

Our directors and current executive officers have vested and exercisable options to purchase an aggregate of 941,062 shares of our Common Stock. None of the outstanding and exercisable options have exercise prices below $0.38 per share, which was the closing sales price of our Common Stock on the OTCBB on March 1, 2010. Pursuant to the terms of the plans under which the options were granted, if the Company adopts a Plan of Complete Liquidation and Dissolution, the Board may, in its discretion, cause the options to be fully vested and exercisable (although not after the expiration date of the options) before the dissolution is completed (but contingent upon its completion). The Board intends to accelerate the vesting of all options so that the options become exercisable upon the approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution. Options not exercised before the Effective Date will be terminated. See “Security Ownership of Certain Beneficial Owners and Management” for information on the number of shares and options held by our directors and executive officers.

Each of our independent directors (Allan R. Ferguson, R. John Fletcher, and Hugh A. D’Andrade) will continue to receive $3,250 per meeting, which meetings will occur quarterly until the Effective Date, for their services as directors. We expect that, upon approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution and the filing of a certificate of dissolution with the Secretary of State of Delaware, our Board members will continue as directors and will meet approximately once per year for so long as they remain directors, managers or trustees of the Company as the Company completes the dissolution process. Board members will continue to receive $3,250 per meeting for their service.

We expect Robert C. Bishop, our President and Chief Executive Officer, and Diane M. McClintock, our Treasurer and Director of Finance, will continue their employment under their existing employment agreements.

Following dissolution, we will continue to indemnify our directors, officers, employees, consultants and agents in accordance with our Charter, bylaws and contractual arrangements for actions taken in connection with the Plan of Complete Liquidation and Dissolution and the winding up of our business and affairs. As part of our dissolution process, we will purchase insurance policies and coverage for periods subsequent to the Effective Date.

Certain Material U.S. Federal Income Tax Considerations (see page 40)

As described in “Certain Material U.S. Federal Income Tax Considerations,” and subject to the limitations, assumptions and qualifications therein, amounts distributed to holders of our Common Stock or pursuant to the Plan of Complete Liquidation and Dissolution will be taxable to U.S. holders of our Common Stock for U.S. federal income tax purposes. We expect that such U.S. stockholders will realize taxable gain or loss on any liquidating distributions. Stockholders are urged to carefully review the discussion of “Certain Material U.S. Federal Income Tax Considerations” and to consult their own tax advisors as to the specific tax consequences to them of our liquidation and dissolution pursuant to the Plan of Complete Liquidation and Dissolution.

Required Vote (see page 38)

The approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution (Proposal 1) requires the affirmative vote of a majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes will have the same effect as votes against Proposal 1.

Members of our Board who beneficially owned an aggregate of approximately 6% of the outstanding shares of Common Stock as of March 19, 2010 have indicated that they intend to vote in favor of Proposal 1.

Recommendation of our Board (see page 38)

Our Board has determined that the voluntary liquidation and dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is advisable and in the best interests of the Company and our stockholders. Our Board has approved the Plan of Complete Liquidation and Dissolution and unanimously recommends that stockholders vote “FOR” approval of the liquidation and dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution.

Historical Consolidated Financial Statements (Appendix B)

The Company’s historical consolidated financial statements as of and for the years ended December 31, 2008 and 2009 are included in this Proxy Statement as Appendix B.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

TO SOLICIT ADDITIONAL PROXIES

General (see page 39)

We are seeking proxies to grant authority to the proxy holders to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of Proposal 1 if there are not sufficient votes at the Special Meeting to approve this proposal.

Required Vote (see page 39)

The approval of any adjournment of the Special Meeting requires the approval of a majority of the outstanding shares of our Common Stock present at the Special Meeting and entitled to vote on the adjournment.

Recommendation of our Board (see page 39)

Our Board unanimously recommends that stockholders vote “FOR” this proposal.

FORWARD LOOKING STATEMENTS

Statements in this Proxy Statement that are not strictly historical are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements because they involve our expectations, beliefs, projections, anticipations or other characterizations of future events or circumstances. These statements include, but are not limited to, those concerning the following: the timing, nature and amount of our estimated liquidating distributions, the timing of any action contemplated by the Plan of Complete Liquidation and Dissolution, management’s estimates regarding proceeds from the sale of our assets and liabilities and expenses, and our expectations regarding material federal tax consequences to our stockholders. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. We undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or other factors, except as required by law.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE SPECIAL MEETING

Q. Why am I receiving these proxy materials?

A: You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date. As a stockholder of record, you are invited to attend the Special Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Q. Who is entitled to vote at the Special Meeting?

A. Only stockholders who owned our Common Stock at the close of business on the Record Date are entitled to notice of the Special Meeting and to vote at the meeting, and at any postponements or adjournments thereof. At the close of business on March 19, 2010 there were 16,999,623 shares of Common Stock outstanding held by approximately 162 holders of record.

Q. How many shares must be present to conduct business?

A. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting.

Q. What will be voted on at the Special Meeting?

A. The items of business scheduled to be voted on at the meeting are as follows:

1. To consider and vote upon a proposal to approve the voluntary liquidation and dissolution of the Company pursuant to a Plan of Complete Liquidation and Dissolution in substantially the form attached to this Proxy Statement as Appendix A; and

2. To consider and vote upon a proposal to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of the foregoing proposals if there are not sufficient votes at the Special Meeting to approve those proposals.

These proposals are described more fully below in this Proxy Statement. As of the date of this Proxy Statement, the only business that our Board intends to present or knows of that others will present at the meeting is set forth in this Proxy Statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

Q. How does the Board recommend that I vote?

A. Our Board recommends that you vote your shares “FOR” approval of all proposals set forth herein.

Q. What shares can I vote at the Special Meeting?

A. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

Q. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A. Most of our stockholders hold their shares of Common Stock through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Special Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Special Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q. How can I vote my shares without attending the Special Meeting?

A. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. Stockholders of record of our Common Stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders who hold shares beneficially in street name may cause their shares to be voted by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope.

Q. How can I vote my shares in person at the Special Meeting?

A. Shares held in your name as the stockholder of record may be voted in person at the Special Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Q. Can I change my vote?

A. You may change your vote at any time prior to the vote at the Special Meeting.

Any stockholder of record giving a proxy prior to the Special Meeting has the power to revoke it at any time before it is exercised by (i) sending a written revocation that is received by the Secretary of AutoImmune, (ii) executing and returning another proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. Any stockholder of record attending the Special Meeting may vote in person, whether or not he or she has previously given a proxy.

“Street name” holders of Common Stock will need to review the instructions on the proxy form provided to you by the institution that holds your shares to determine whether you may change your vote after you have submitted a proxy. If you are permitted to change your vote after you have submitted a proxy, follow the instructions for revocation on such form to do so.

Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q. Is my vote confidential?

A. Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to the Company’s management.

Q. How are votes counted?

A. If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” each proposal, and in the discretion of the proxy holders on any other matters that properly come before the Special Meeting).

Q. What is a “broker non-vote” and how will any broker non-votes be counted?

A. A broker non-vote occurs when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers, dissolutions or stockholder proposals. The proposal to approve the voluntary liquidation and dissolution of the Company (Proposal 1) is a “non-routine” matter. Accordingly, and because Proposal 1 requires the affirmative vote of a majority of the outstanding shares of our Common Stock, broker non-votes will have the same effect as a vote “AGAINST” Proposal 1. Broker non-votes will have no effect on the adjournment proposal (Proposal 2).

Q. How are abstentions counted?

A. If you return a proxy card that indicates an abstention from voting on all matters or otherwise withhold authority, the shares represented by such a card will be counted for the purpose of determining both the presence of a quorum at the Special Meeting and the total number of votes entitled to be cast with respect to a proposal, but they will not be voted on any matter at the Special Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” Proposals 1 and 2.

Q. What happens if additional matters are presented at the Special Meeting?

A. If you grant a proxy, the persons named as proxy holders, Robert C. Bishop (our President and Chief Executive Officer, as well as a Director) and Diane M. McClintock (our Treasurer and Director of Finance) will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting. However, other than the two proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the meeting.

Q. Who will serve as inspector of election?

A. We expect a representative of Nutter, McClennen and Fish, LLP, our legal counsel, to tabulate the votes and act as inspector of election at the Special Meeting.

Q. What should I do if I receive more than one proxy?

A. You may receive more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q. Who is soliciting my vote and who is paying the costs?

A. Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement.

Q. How can I find out the results of the voting?

A. We intend to announce preliminary voting results at the meeting and issue a press release with the final results promptly following the meeting.

Q. What is the deadline for proposing action or director candidates for future meetings?

A. If we have a future annual meeting, you may be entitled to present proposals for action at such a meeting, including director nominations.

Stockholder Proposals: Assuming approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, we do not expect to hold a future annual meeting of stockholders. If the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is not approved, we may hold an annual meeting in 2010. If we hold the meeting, it likely will be held after the first anniversary of the 2009 annual meeting.

The Company’s By-laws specify when a stockholder must submit proposals (including nominees for election to the Board of Directors) for consideration at a stockholders’ meeting in order for those proposals to be considered at the meeting. In order for a proposal to be considered at a stockholders’ meeting, the stockholder making the proposal must have given timely notice in writing to the Secretary of AutoImmune. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal mailing address of AutoImmune Inc., 1199 Madia Street, Pasadena, CA 91103, not less than 60 days nor more than 90 days prior to the meeting, except that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Proposals not meeting the requirements set forth in our By-laws will not be entertained at the meeting.

Proposal of Director Candidates: Stockholders who wish to recommend to the Nominating and Governance Committee candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to AutoImmune, care of the Secretary, Michelle L. Basil, Esq., Nutter McClennen & Fish, LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts 02210-2604, who will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation must set forth the name and address of the stockholder making the recommendation as they appear on the Company’s books and the class and number of shares of capital stock of the Company beneficially owned by such stockholder. The recommendation must also include the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation must be accompanied by the candidate’s written consent to being named in the Company’s proxy statement as a nominee for election to the Board and to serving as a director, if elected. Stockholders must also comply with all requirements of the Company’s By-laws with respect to nomination of persons for election to the Board of Directors.

Copy of By-law Provisions: You may contact Robert C. Bishop of the Company at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q: What will happen if the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved?

A. If the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as our Board, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in the best interests of the Company and our stockholders:

•	the filing of a certificate of dissolution with the Secretary of State;

•	the commencement of the Elective Dissolution Process;

•	the cessation of all of our business activities except to the extent necessary to preserve the value of our assets and wind up our business and affairs;

•

the determination of whether and when to (i) transfer property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust, or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the stockholders;

•

the payment of or, as determined by the Board of Directors, the reasonable provision of payment of, all claims and obligations, including all contingent, conditional or unmatured claims known to the Company and all claims which are known but for which the identity of the claimant is unknown;

•

the distribution pro rata to the stockholders of all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of AutoImmune; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Q: What will common stockholders receive in the liquidation?

A: Pursuant to the Plan of Complete Liquidation and Dissolution we will distribute any remaining cash to our common stockholders upon completion of the Elective Dissolution Process. We can only estimate the amount of cash that may be available for distribution among holders of our Common Stock. We currently estimate that the amount ultimately distributed will be between $0.45 and $0.51 per share of Common Stock. The low estimate of $0.45 per share of Common Stock assumes we receive net proceeds of $700,000 for the sale of our interest in Colloral LLC, no proceeds for our intellectual property and our operating costs through liquidation are at the high end of our estimate, and the high estimate of $0.51 per share of Common Stock assumes we receive net proceeds of $1,200,000 for the sale of our interest in Colloral LLC, $250,000 in proceeds for the sale of our intellectual property and our operating costs through liquidation are at the low end of our estimate.

We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to our inability to predict the amount and timing of any proceeds from the sale of our remaining assets, including our intellectual property and our interest in Colloral LLC, and the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation. Our Board has not established a firm timetable for any distributions to our stockholders. Subject to contingencies inherent in winding up our business, our Board intends to authorize any distributions as promptly as reasonably practicable in our best interests and the best interests of our stockholders. Our Board, in its discretion, will determine the nature, amount and timing of these distributions.

Several factors influencing the amount of cash that will be distributed to our stockholders as a liquidating distribution cannot be currently quantified with certainty and are subject to change. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Complete Liquidation and Dissolution when you vote on the proposal to approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution. You may receive substantially less than the amount we currently estimate.

Q: When will stockholders receive payments pursuant to the liquidation?

A: Although we are not able to predict with certainty the precise nature, amount or timing of any liquidating distributions to holders of Common Stock pursuant to the Plan of Complete Liquidation and Dissolution, we presently expect to make a liquidating distribution to our holders of Common Stock as soon as reasonably practicable following the conclusion of the Elective Dissolution Process. We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to our inability to predict the amount and timing of any proceeds from the sale of our remaining assets, including our intellectual property and our interest in Colloral LLC, and the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation. Our Board has not established a firm timetable for any distributions to our stockholders. Subject to contingencies inherent in winding up our business, our Board intends to authorize any distributions as promptly as reasonably practicable in our best interests and the best interests of our stockholders. Our Board, in its discretion, will determine the nature, amount and timing of these distributions.

Q: Does the Plan of Complete Liquidation and Dissolution involve any risk of liability to our stockholders?

A: As part of our Plan of Complete Liquidation and Dissolution, we are obligated to pay, or make provision for the payment of, our expenses and our fixed and contingent liabilities. Under Delaware law, a stockholder could be held personally liable to our creditors for any deficiency, to the extent of such stockholder’s previous distributions from us in liquidation, if we fail to make adequate provision for the payment of our expenses and liabilities. Moreover, if a stockholder has paid taxes on distributions previously received by the stockholder, a repayment of all or a portion of the prior distribution could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that stockholder. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder.

Q: What happens to my shares of Common Stock after the dissolution of the Company?

A: The liquidating distributions to stockholders pursuant to the Plan of Complete Liquidation and Dissolution shall be in complete redemption and cancellation of all of the outstanding shares of our Common

Stock. Thereafter, each holder of our Common Stock will cease to have any rights with respect to his, her or its shares, except the right to receive distributions pursuant to the Plan of Complete Liquidation and Dissolution.

Q: Should I send in my stock certificates now?

A: As a condition to receipt of the liquidating distributions, our Board or trustees may require our stockholders to surrender to us their certificates evidencing their shares of Common Stock or to furnish us with evidence satisfactory to our Board or any trustees of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our Board or any trustees. If the surrender of stock certificates will be required following the dissolution, we will send you written instructions regarding such surrender. Any distributions otherwise payable by us to stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Q: Can I still sell my shares?

A: Yes, for a limited period of time. However, if we obtain stockholder approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution at the Special Meeting, our Board will direct that our stock transfer books be closed and recording of transfers of Common Stock discontinued as of the Effective Date. Thereafter, certificates representing shares of our Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates, other than replacement certificates.

Q: Do I have appraisal rights?

A: No. Under the DGCL, holders of our shares of Common Stock are not entitled to assert appraisal rights with respect to the Plan of Complete Liquidation and Dissolution.

Q: What do stockholders need to do now?

A: After carefully reading and considering the information contained in this Proxy Statement and the documents delivered with and incorporated by reference into this Proxy Statement, each stockholder should complete, sign and date his or her proxy card and mail it in the enclosed postage prepaid envelope as soon as possible so that his or her shares may be represented at the Special Meeting.

Q: Whom should I contact if I have questions?

A: If you have any additional questions about the Special Meeting or the proposals presented in this Proxy Statement, you should contact:

Robert C. Bishop, President and Chief Executive Officer

AutoImmune Inc.

1199 Madia Street

Pasadena, CA 91103

(626) 792-1235

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included in this Proxy Statement and the documents delivered with and incorporated by reference into this Proxy Statement, before making a decision about voting on the proposals submitted for your consideration.

Risks Related to the Plan of Complete Liquidation and Dissolution

The amount we distribute to our stockholders pursuant to the Plan of Complete Liquidation and Dissolution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses or claims against us are higher than we currently anticipate.

The amount of cash ultimately distributed to our stockholders pursuant to the Plan of Complete Liquidation and Dissolution depends on the amount of our liabilities, obligations and expenses and claims against us, and contingency reserves that we establish during the liquidation process. We have attempted to estimate reasonable reserves for such liabilities, obligations, expenses and claims against us. However, those estimates may be inaccurate. Factors that could impact our estimates include the following:

•

If any of the estimates regarding the Plan of Complete Liquidation and Dissolution, including the expense of satisfying outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, the amount we distribute to our stockholders may be substantially less than the amount we currently estimate. If claims are asserted against us, including any claims related to payments to suppliers or other vendors or claims from patients in our clinical trials, we will have to defend or resolve such claims before making distributions to our common stockholders, which will reduce amounts otherwise available for distribution; and

•

We have made estimates regarding the expense of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company. Our actual expenses could vary significantly and depend on the timing and manner of the Elective Dissolution Process. If the timing differs from our plans, we may incur additional expenses above our current estimates, which could substantially reduce funds available for distribution to our common stockholders.

The amount we distribute to our stockholders pursuant to the Plan of Complete Liquidation and Dissolution may be substantially less than the amount we currently estimate if the proceeds from the sale of our assets, including our interest in Colloral LLC and our intellectual property, are lower than we currently anticipate.

The amount of cash ultimately distributed to our stockholders pursuant to the Plan of Complete Liquidation and Dissolution depends on the amount of proceeds we expect to receive from the sale of our assets. We have attempted to estimate reasonable sales proceeds. However, those estimates may be inaccurate. Factors that could impact our estimates include, interest in our intellectual property, negotiations related to the sale of our interest in Colloral LLC and estimates regarding legal, accounting and other professional fees necessary to complete any sale transactions.

Under the Plan of Complete Liquidation and Dissolution, the Board of Directors can arrange for the sale of the Company’s assets without further approval of the Company’s stockholders.

Approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution by the requisite vote of our stockholders authorizes our Board of Directors and management to implement the Plan of Complete Liquidation and Dissolution without further stockholder approval. This authority includes, without limitation, the ability of the Board of Directors to enter into an agreement or agreements for the sale of all or a portion of the Company’s assets without a further vote of the Company’s stockholders.

Publicly available information about the Company will be substantially limited and the trading marked for our Common Stock may be limited.

On March 9, 2010, the Company filed a Form 15 with the Securities and Exchange Commission to terminate the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934. It is expected that the termination of registration of the Company’s Common Stock will become effective on June 6, 2010. Once the termination becomes effective, the Company and its stockholders will no longer be subject to the provisions of the Securities Exchange Act of 1934 applicable to registered companies. On March 29, 2010, the Company filed a second Form 15 with the SEC suspending its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, including its obligations to file periodic and current reports with the SEC. The Company was eligible to terminate the registration of its Common Stock and suspend its obligation to file periodic and current reports because there are fewer than 300 holders of record of the Company’s Common Stock.

As a result of the suspension of our obligation to file periodic reports with the SEC, there will be significantly less information about the Company made publicly-available by us, and the Company expects the Common Stock will cease to be eligible to trade on the OTC Bulletin Board. The Company’s shares may be eligible for quotation on the Pink Sheets electronic over-the-counter markets pending the liquidation.

We may continue to incur the expenses of complying with public company reporting requirements, which may be economically burdensome.

In the event that on the first day of any subsequent fiscal year (i) there are more than 500 holders of record of the Company’s Common Stock or (ii) if the Company’s assets as of the pertinent fiscal year end exceed $10.0 million, there are more than 300 holders of record of the Company’s Common Stock, then the suspension of the Company’s reporting obligations under Section 15(d) of the Securities Exchange Act of 1934 will lapse, and the Company will be required to resume filing periodic and current report with the SEC. To the extent that we are unable to continue to suspend our obligation to file periodic reports with the SEC, we will be obligated to continue complying with the applicable reporting requirements of the Securities Exchange Act of 1934 and, as a result, will be required to continue to incur the expenses associated with these reporting requirements, which will reduce the cash available for distribution to our stockholders. These expenses include, among others, those costs relating to:

•	the preparation, review, filing and dissemination of SEC filings;

•	maintenance of effective internal controls over financial reporting; and

•	audits and reviews conducted by our independent registered public accountants.

If the amount of our contingency reserve is insufficient to satisfy the aggregate amount of our liabilities and other obligations, each stockholder may be liable to our creditors for the amount of liquidating distributions received by such stockholder under the Plan of Complete Liquidation and Dissolution, which could also have adverse tax consequences.

After the Effective Date, our corporate existence will continue for a minimum of three years, but we will not be able to carry on any business except for the purpose of winding up the business and affairs of the Company. Following the Effective Date, we will commence the Elective Dissolution Process, which involves providing notice of our dissolution to potential claimants and paying or making reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual or statutory claims, known to us. We also may obtain and maintain insurance coverage or establish and set aside a reasonable amount of cash or other assets as a contingency reserve to satisfy claims against and obligations of the Company. In the event that the amount of the contingency reserve, insurance and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each stockholder could be held liable for amounts due to creditors up to the amounts distributed to such stockholder under the Plan of Complete Liquidation and Dissolution. In such event, a stockholder could be required to return all amounts received as distributions pursuant to the Plan of Complete

Liquidation and Dissolution and ultimately could receive nothing under the Plan of Complete Liquidation and Dissolution. Moreover, for U.S. federal income tax purposes, payments made by a stockholder in satisfaction of our liabilities not covered by the cash or other assets in our contingency reserve or otherwise satisfied through insurance or other reasonable means generally should produce a capital loss for such stockholder in the year the liabilities are paid. The deductibility of any such capital loss generally would be subject to limitations under the Internal Revenue Code of 1986, as amended (the “Code”).

Liquidating distributions to our stockholders could be delayed or diminished.

All or a portion of any liquidating distributions we make to our stockholders could be delayed, depending on many factors, including, without limitation:

•

if a creditor or other third party seeks an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed are needed to provide for the satisfaction of our liabilities or other obligations;

•

if we become a party to lawsuits or other claims asserted by or against us, including any claims or litigation arising in connection with our decision to liquidate and dissolve, payments to suppliers or other vendors or claims from patients in our clinical trials;

•	if we are unable to resolve claims with creditors or other third parties, or if such resolutions take longer than expected; or

•

the Elective Dissolution Process is not completed in a timely manner due to all of the steps required to complete such a process, including any potential backlog in the Court, which could delay final approval of our petition.

Any of the foregoing could delay or substantially diminish the amount available for distribution to our stockholders. In addition, under the DGCL, claims and demands may be asserted against us at any time during the three years following the Effective Date. Accordingly, our Board may retain funds to obtain and maintain insurance coverage or establish and set aside a reasonable amount of cash or other assets as a contingency reserve to satisfy claims against and obligations of the Company that may arise during the three-year period following the Effective Date. As a result of these factors, we may retain for distribution at a later date, some or all of the estimated amounts that we expect to distribute to our stockholders.

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

As a result of our liquidation and dissolution, for U.S. federal income tax purposes, our stockholders generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of property, if any, distributed to them, and (ii) their tax basis for their shares of our Common Stock. Liquidating distributions pursuant to the Plan of Complete Liquidation and Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by a stockholder only when the stockholder receives our final liquidating distribution to stockholders, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of our liquidation and dissolution pursuant to the Plan of Complete Liquidation and Dissolution.

Recordation of transfers of our Common Stock on our stock transfer books will be restricted as of the Effective Date, and thereafter it generally will not be possible for stockholders to change record ownership of our Common Stock after the Effective Date.

If the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved, our Board will direct that our stock transfer books be closed and recording of transfers of Common Stock discontinued as of the Effective Date. Thereafter, certificates representing shares of our Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates, other than replacement certificates.

If we decide to use a liquidating trust, interests of our stockholders in such a trust may not be transferable.

The interests of our stockholders in a liquidating trust set up by us may not be transferable, which could adversely affect your ability to realize the value of such interests. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through the OTC Bulletin Board, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. In addition, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity that is treated as a grantor trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

Further stockholder approval will not be required in connection with the implementation of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution.

The approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution by our stockholders also will authorize, without further stockholder action, our Board to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Complete Liquidation and Dissolution and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs. As a result, our Board may authorize actions in implementing the Plan of Complete Liquidation and Dissolution with which our stockholders may not agree.

Our Board may abandon implementation of the Plan of Complete Liquidation and Dissolution even if dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved by our stockholders.

Even if our stockholders approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution at the Special Meeting, if for any reason our Board determines that such action would be in our best interests and the best interests of our stockholders, our Board may, in its sole discretion and without requiring further stockholder approval, prior to the Effective Date, abandon the Plan of Complete Liquidation and Dissolution and all action contemplated thereunder. An abandonment of the Plan of Complete Liquidation and Dissolution would result in our stockholders not receiving any liquidating distributions pursuant to the Plan of Complete Liquidation and Dissolution.

We may not be able to settle all of our obligations to creditors.

We have current obligations to creditors. Our estimate of ultimate distributions to our stockholders takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the dissolution process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amounts we have estimated for purposes of calculating the likely distribution to stockholders. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the estimated amounts will result in distributions to stockholders that are smaller than those that we presently estimate or may eliminate distributions entirely.

Risks Related to Our Continuing Business Operations if the Dissolution of the Company Pursuant to the Plan of Complete Liquidation and Dissolution is Not Approved by Our Stockholders

If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, our cash resources are expected to continue to decrease.

If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, our Board will explore what, if any, alternatives are available for the future of the

Company. Possible alternatives include selling all of our stock, continuing our efforts to identify a buyer for the Company or our assets or a strategic partner, or seeking voluntary dissolution at a later time and potentially with diminished assets. At this time, our Board has considered these and other options and has determined that it is in the best interests of our stockholders to dissolve the Company and return the cash to our stockholders. The Board, however, retains the right to consider other alternatives should a more attractive offer arise before the Effective Date. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, we would have to continue our business operations from a difficult position given our announced intent to liquidate and dissolve. Vendors and other third parties may refuse to form business relationships with us if they do not believe we will continue to operate as a business going forward.

If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, our stock price may be adversely affected.

On March 8, 2010, the trading day immediately prior to our announcement that our Board had approved the Plan of Complete Liquidation and Dissolution, the closing sales price of our Common Stock on the OTC Bulletin Board was $0.38. From July 27, 2009, when BioMS announced the results of the Phase III dirucitide clinical trials, to March 8, 2009, the sales price of our Common Stock on the OTC Bulletin Board has ranged from a high of $1.40 to a low of $0.35. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, our stock price may be adversely affected due to doubt as to our ability to successfully pursue other strategic alternatives.

PROPOSAL 1: APPROVAL OF DISSOLUTION OF THE COMPANY PURSUANT TO THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

General

At the Special Meeting, our stockholders will be asked to approve the voluntary liquidation and dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution. Our Board approved the Plan of Complete Liquidation and Dissolution, subject to stockholder approval, on March 2, 2010. A copy of the Plan of Complete Liquidation and Dissolution is attached as Appendix A to this Proxy Statement and incorporated herein by reference. The material features of the Plan of Complete Liquidation and Dissolution are summarized below, including a summary of the Principal Provisions of the Plan of Complete Liquidation and Dissolution. We urge stockholders to carefully read the Plan of Complete Liquidation and Dissolution in its entirety.

The Company

We are a biopharmaceutical company that owns or has rights to technology that was designed for the treatment of autoimmune and other cell-mediated inflammatory diseases and conditions. After two failed Phase III trials, one related to the treatment of multiple sclerosis and one related to the treatment of rheumatoid arthritis, we ceased independent efforts to develop pharmaceutical products and focused on selling and/or licensing our technology to third parties. This strategy resulted in the sale of our patent rights in the area of Alzheimer’s Disease, the licensing of patent rights in the area of multiple sclerosis, and the establishment of our joint venture Colloral LLC to manufacture and market dietary supplement products.

Most of the Company’s products are based upon the principles of mucosal tolerance. When proteins are administered by a mucosal route (e.g., oral, nasal, or by aerosol to the lungs) the body’s natural immune system mechanisms suppress the response that would otherwise arise against a foreign substance. This immune suppression can be directed toward a specific tissue through appropriate selection and dosing of the protein in a mucosally delivered product.

The Company developed the technology underlying mucosal tolerance therapy through research conducted primarily at The Brigham and Women’s Hospital, a teaching hospital affiliated with Harvard Medical School. This research was designed to further our understanding of the mechanisms of mucosal tolerance with the goal of increasing the effectiveness of our products and exploring new therapeutic applications for this technology. The Company currently has no internal research and development activities or capabilities.

Our principal executive office is located at 1199 Madia Street, Pasadena, California 91103, and our telephone number at our principal executive office is (626) 792-1235. You can find more information about us in the documents that are delivered with this Proxy Statement.

Background to the Proposed Liquidation and Dissolution

In the second quarter of 1997, we ceased independent efforts to develop a product for the treatment of multiple sclerosis and identified several opportunities to collaborate with third parties in the development of such a product.

We have an exclusive agreement with Teva Pharmaceutical Industries, Ltd. covering the development of an oral formulation of Copaxone® (glatiramer acetate), Teva’s currently available, injectable drug for multiple sclerosis. In March 2006, after failed clinical trials, Teva disclosed that it would not continue development of enteric coated oral formulation of Copaxone and was considering future development of non-parenteral formulations of the product. It is unclear whether these new formulations involve intellectual property licensed by us to Teva.

We exclusively licensed certain of our intellectual property rights pertaining to an injectable therapy for the treatment of multiple sclerosis to BioMS Medical Corp. (BioMS). On July 27, 2009, BioMS and its collaboration partner, Eli Lilly and Company reported that dirucotide, the lead drug covered by the license agreement, did not meet the primary endpoint of delaying disease progression, during the two-year Phase III trial in patients with secondary progressive multiple sclerosis (SPMS). In addition, there were no statistically significant differences between dirucotide and placebo on the secondary endpoints of the study. On September 2, 2009, BioMS announced the termination of the collaboration between Eli Lilly and BioMS with respect to the development of dirucotide. On December 17, 2009, BioMS announced that it had completed its substantive review of the data from the discontinued late-stage trials for dirucotide and had decided to explore a compassionate access and research program with limited financial commitment, but that it would not pursue further late stage clinical trials with dirucotide for multiple sclerosis.

Beginning in late 2009, we received input from several of our major stockholders expressing their views that we should dissolve the Company, liquidate our remaining assets and distribute the proceeds to our stockholders. In this context, the Board began to consider the opportunities available to the Company for enhancing stockholder value, including a merger, sale, liquidation of, or acquisition by, the Company or other strategic transactions.

In October 2009, our Board of Directors authorized the exploration of a full range of strategic alternatives available to the Company in order to enhance shareholder value. The Company engaged Junewicz & Co. as its financial advisor to assist with the Company’s exploration of strategic options available to the Company, including, but not limited to, a sale or merger of the Company.

Junewicz & Co. identified and contacted potential buyers and strategic partners. On November 19, 2009, Junewicz & Co. presented our Board with results of its efforts to date. By that time, Junewicz & Co. had contacted or had conversations with 75 parties concerning a potential strategic transaction with the Company. As a result of this process, the 12 most viable candidates were presented to the Board for its review and consideration at its November 2009 meeting. These parties had expressed a preliminary indication of interest in pursuing a reverse merger with the Company principally in order to obtain the benefit of the Company’s cash and marketable securities and the Company’s status as a public reporting company. The Company did not receive any indications of interest in transactions that would result in the payment of cash merger consideration to the stockholders of the Company.

At its meeting in February 2010, the Board discussed at length the various strategic alternatives, including potential reverse merger opportunities previously reviewed at the November 2009 meeting. The Board also evaluated a proposal that the Board facilitate the acquisition of a controlling interest in the Company through the purchase of shares of Common Stock held by some but not all stockholders. The Board concluded that facilitating such a transaction was not in the interest of all stockholders because only a small number of stockholders that currently hold a majority of the outstanding shares would have the opportunity to sell their shares in the transaction while most of the stockholders would not have the opportunity to sell their shares and would continue to be minority stockholders of the Company. The Board evaluated, with input from its financial advisor and outside legal counsel, a liquidation and dissolution of the Company relative to the Company’s other strategic alternatives. After careful consideration, the Board elected not to pursue the reverse merger opportunities because the Board was not able to conclude that any of these potential transactions would create more value for our stockholders than the dissolution of the Company and liquidation of our cash and assets. Accordingly, our Board instructed management, in conjunction with the Company’s outside legal counsel, to prepare a Plan of Complete Liquidation and Dissolution for review and consideration at the next meeting of the Board.

On March 2, 2010, the Board met for the purpose of considering the liquidation and dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution and other strategic alternatives. Also present at this meeting were members of management and our outside legal counsel. Management presented its analysis of the financial condition of the Company and the net assets that management believed would be available for distribution to stockholders pursuant to the Plan of Complete Liquidation and Dissolution. The Company’s outside legal counsel reviewed the Board’s fiduciary duties and the terms of the proposed Plan of

Complete Liquidation and Dissolution. After discussion, the Board determined that it is advisable and in the best interests of the Company and its stockholders to liquidate the Company’s assets and to dissolve the Company. The Board unanimously approved the Plan of Complete Liquidation and Dissolution, subject to approval by the stockholders.

At the same meeting on March 2, 2010, after careful consideration of various factors, including the Company’s plans to liquidate, the Board of Directors determined that the advantages of maintaining the registration of the Company’s Common Stock with the SEC are outweighed by the costs and administrative burdens of continued SEC reporting under the Securities Exchange Act of 1934. On March 9, 2010, the Company filed a Form 15 with the SEC to terminate the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934. It is expected that the termination of registration of the Company’s Common Stock will become effective on June 6, 2010. On March 29, 2010, the Company filed a second Form 15 with the SEC suspending its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, including its obligations to file periodic and current reports with the SEC. The Company was eligible to terminate the registration of its Common Stock and suspend its obligation to file periodic and current reports because there are fewer than 300 holders of record of the Company’s Common Stock.

Reasons for Liquidation and Dissolution

In arriving at its determination that the Plan of Complete Liquidation and Dissolution is advisable and in the best interests of the Company and its stockholders and is the preferred strategic option for the Company, our Board carefully considered the terms of the Plan of Complete Liquidation and Dissolution and the dissolution process under Delaware law, as well as other available strategic alternatives. As part of our evaluation process, our Board considered the risks and timing of each alternative available to the Company, as well as management’s financial projections, and consulted with management and our legal and financial advisors. In approving the Plan of Complete Liquidation and Dissolution, our Board considered several of the factors set out above as well as the following factors:

•	our two major licensees, Teva and BioMS have ceased further development of programs involving our technology;

•

we have explored strategic alternatives, including undertaking efforts, with the assistance of Junewicz & Co., to identify a merger, reverse merger, stock or asset sale, strategic partnership or other business combination transaction that would have a reasonable likelihood of providing greater value to our stockholders than they would receive in a liquidation, which did not result in the identification of any likely transactions;

•

our Board believes there is a low probability that we would be presented with, or otherwise identify, within a reasonable period of time under current circumstances, any viable opportunities to engage in an attractive alternative business combination or other strategic transaction that would provide enhanced value to our stockholders;

•	we have only two part-time employees remaining consisting of a President and Chief Executive Officer and a Treasurer and Director of Finance;

•	the accounting, legal and other expenses associated with continuing to be a publicly-traded company are significant;

•	several of our major stockholders have expressed the view that they prefer that the assets of the Company be liquidated and the proceeds be distributed to the stockholders;

•

the DGCL requires that the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution be approved by the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote, which ensures that our Board will not be taking actions of which a significant portion of our stockholders disapprove;

•	approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution by the requisite vote of our stockholders authorizes our Board and management to implement the Plan of Complete Liquidation and Dissolution without further stockholder approval, including entering into an agreement or agreements for the sale of all or a portion of the Company’s assets;

•

the terms and conditions of the Plan of Complete Liquidation and Dissolution permit our Board to abandon the plan if our Board determines that, in light of new proposals presented or changes in circumstances, liquidation and dissolution are no longer advisable and in our best interests and the best interests of our stockholders;

•	stockholders are not entitled to assert appraisal rights with respect to the Plan of Complete Liquidation and Dissolution under the DGCL; and

•

the Company currently believes that, after it has paid or made provision to pay all amounts owed to known creditors, there will likely remain a substantial sum available for distribution to our stockholders, though such belief is not certain.

Our Board also considered the following negative factors in arriving at its conclusion that dissolving and liquidating the Company is in our best interests and the best interests of our stockholders:

•	the timing, nature and amount of any liquidating distributions to stockholders is uncertain;

•	under Delaware law, our stockholders may be required to return to creditors some or all of the liquidation distributions;

•

if the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved by our stockholders, stockholders would generally not be permitted to transfer shares of our Common Stock after the date upon which we file our certificate of dissolution with the Secretary of State; and

•	a strategic transaction could possibly provide greater value to our stockholders than a liquidation.

Our Board also considered the other factors described in the section entitled “Risk Factors” in this Proxy Statement in deciding to approve, and recommend that our stockholders approve, the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution.

In view of the variety of factors considered in connection with its evaluation of the Plan of Complete Liquidation and Dissolution, our Board did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board may have given different weight to different factors.

We cannot offer any assurance that the liquidation value per share of our Common Stock will equal or exceed the price or prices at which such shares recently have traded or could trade in the future. However, our Board believes that it is in our best interests and the best interests of our stockholders to distribute to the stockholders our net assets pursuant to the Plan of Complete Liquidation and Dissolution. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, our Board will explore what, if any, alternatives are available for the future of the Company, particularly given that we are pursuing the sale of our joint venture assets and there is currently little active business left to operate.

Possible alternatives include selling all of our stock, continuing our efforts to identify a buyer for the Company or our assets or a strategic partner, or seeking voluntary dissolution at a later time and potentially with diminished assets. At this time, our Board has considered these and other options and has determined that it is in the best interests of our stockholders to dissolve the Company and return the cash to our stockholders. The Board, however, retains the right to consider other alternatives should a more attractive offer arise before the Effective Date. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, it is possible that our cash resources will decrease.

Dissolution under Delaware Law

Delaware law provides that a corporation may dissolve upon the recommendation of the Board of the corporation, followed by the approval of its stockholders. Following such approval, the dissolution is effected by filing a certificate of dissolution with the Secretary of State. The corporation is dissolved upon the effective date of its certificate of dissolution.

Section 278 of the DGCL provides that once a corporation is dissolved, it continues its corporate existence for three years but may not carry on any business except that appropriate to wind up and liquidate its business and affairs. The process of winding up includes:

•	satisfaction or making reasonable provision for satisfaction of liabilities and claims;

•	subject to statutory limitations, distribution of any remaining assets to the stockholders of the corporation; and

•	taking all other actions necessary to wind up and liquidate the corporation’s business and affairs.

Elective Dissolution Process

The Plan of Complete Liquidation and Dissolution provides that the Board of Directors will liquidate the Company’s assets in accordance with the DGCL. In accordance with the Plan of Complete Liquidation and Dissolution, the Board of Directors, at its option, commence a formal process whereby we will give notice of our dissolution and allow our creditors an opportunity to come forward to make claims for amounts owed to them. Once we have complied with the applicable statutory requirements and either repaid our creditors or reserved amounts for payment to our creditors, including amounts required to cover as-yet unknown or contingent liabilities, we will distribute any remaining amounts less any reserved amounts for the payment of our ongoing expenses, to our common stockholders. For purposes of this Proxy Statement, we refer to this process (embodied in Sections 280 and 281(a) of the DGCL) as the Elective Dissolution Process.

The Elective Dissolution Process, as set forth in Sections 280 and 281(a) of the DGCL, would cause the Board of Directors to instruct the Company’s officers to:

•	give notice of the dissolution to all persons known to have a claim against the Company and provide for the acceptance or rejection of any such claims in accordance with Section 280 of the DGCL;

•

offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who rejects the Company’s offer of security in accordance with Section 280 of the DGCL;

•

petition the Delaware Court of Chancery to determine the amount and form of security that would be reasonably likely to be sufficient to provide compensation for claims that are the subject of pending litigation against the Company, and claims that have not been made known to the Company at the time of dissolution, but are likely to arise or become known within five years (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

•	pay, or make adequate provision for payment of, all claims made against the Company and not rejected in accordance with Section 280 of the DGCL;

•

post all security offered to claimants holding contingent, conditional or unmatured contractual claims if not rejected by such claimant and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

•	pay, or make adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owed by the Company.

The Board of Directors currently intends to follow the procedures set forth in Sections 280 and 281(a) of the DGCL. Accordingly, the Board of Directors does not currently plan to make any distributions to stockholders unless approved by the Delaware Court of Chancery. However, the Board of Directors may, in its discretion, choose to proceed with the liquidation and dissolution of the Company in any other manner permitted by the DGCL. The Company cannot provide assurance that the Delaware Court of Chancery will not require it to fund a significant contingency reserve or prohibit it entirely from making an early distribution to stockholders. Even if the distribution is approved by the Delaware Court of Chancery, this approval process could have the effect of substantially delaying distributions to the Company’s stockholders.

Only after all of the foregoing steps have been completed may we distribute any remaining cash to our stockholders.

Such liquidating distributions, if any, will be made to the holders of our Common Stock on a pro rata basis. All determinations as to the time for and the amount and kind of distributions will be made by the Board in its absolute discretion, so long as the Board does not distribute amounts owed to creditors or required to be held as security for creditors by the Delaware Court of Chancery. No assurances can be given that our current cash resources will be adequate to provide for our obligations, liabilities, expenses and claims, or to make any cash distributions to stockholders.

Principal Provisions of the Plan of Complete Liquidation and Dissolution

This section of the Proxy Statement describes material aspects of the proposed Plan of Complete Liquidation and Dissolution. While we believe that the description covers the material terms of the Plan of Complete Liquidation and Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including the Plan of Complete Liquidation and Dissolution attached as Appendix A hereto, and the other documents delivered with and incorporated by reference into this Proxy Statement for a more complete understanding of the Plan of Complete Liquidation and Dissolution.

Approval of Dissolution of the Company Pursuant to the Plan of Complete Liquidation and Dissolution

The dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution must be approved by the affirmative vote of a majority of the outstanding shares of our Common Stock. The approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution by the requisite vote of the holders of our Common Stock will constitute adoption of the Plan of Complete Liquidation and Dissolution and a grant of full and complete authority for our Board and officers, without further stockholder action, to proceed with the liquidation and dissolution of the Company in accordance with any applicable provisions of the DGCL.

Liquidation and Dissolution

If the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as our Board, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

•	the filing of a certificate of dissolution with the Secretary of State;

•	the commencement of the Elective Dissolution Process;

•	the cessation of all of our business activities except to the extent necessary to preserve the value of our assets and wind up our business and affairs;

•

the determination of whether and when to (i) transfer property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust, or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the stockholders;

•

the payment of or, as determined by the Board of Directors, the reasonable provision of payment of, all claims and obligations, including all contingent, conditional or unmatured claims known to the Company and all claims which are known but for which the identity of the claimant is unknown;

•

the distribution pro rata to the stockholders of all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Authority of Directors

After the Effective Date, we expect that our Board, consisting of Robert C. Bishop, R. John Fletcher, Hugh A. D’Andrade, and Allan R. Ferguson, will oversee the winding up of the business and affairs of the Company. Our Board may appoint officers, hire employees and retain independent contractors and agents in connection with the winding up process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, independent contractors and agents above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Complete Liquidation and Dissolution. Approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution by the requisite vote of our stockholders will constitute approval by our stockholders of any such cash or non-cash compensation.

The approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution by our stockholders also will authorize, without further stockholder action, our Board to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Complete Liquidation and Dissolution and the transactions contemplated thereby, including, without limitation, entering into an agreement or agreements to sell all or a portion of the Company’s assets and making all filings or acts required by any state or federal law or regulation to wind up its affairs.

Liquidating Trust

If deemed necessary, appropriate or desirable by our Board, in furtherance of the liquidation and distribution of our assets to stockholders in accordance with our Plan of Complete Liquidation and Dissolution, we may, at any time, transfer to one or more liquidating trustees, for the benefit of our stockholders under a liquidating trust, any or all of our assets, including any cash intended for distribution to creditors and stockholders not disposed of at the time of dissolution of AutoImmune. Our Board is authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more of our directors, officers, employees, agents or representatives, to act as the initial trustee. Any trustee so appointed shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in its capacity as trustee, shall assume all of our claims and obligations, including any unsatisfied claims and unknown or contingent liabilities. Any conveyance of assets to a trustee should be deemed to be a distribution of property and assets by us to our stockholders, including for U.S. federal income tax purposes. Approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution by our stockholders shall constitute the approval of any trustee so appointed, any liquidating trust agreement, and any transfer of assets by us to the trust.

Professional Fees and Expenses

It is specifically contemplated that we will obtain legal and accounting advice and guidance from one or more law and accounting firms in implementing the Plan of Complete Liquidation and Dissolution, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Complete Liquidation and Dissolution, including the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in our Charter and By-laws, the DGCL or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Complete Liquidation and Dissolution, we may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to us in connection with collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Complete Liquidation and Dissolution.

Indemnification

We will continue to indemnify our directors, officers, employees, consultants, and agents to the maximum extent permitted in accordance with applicable law, our Charter and By-laws, and any contractual arrangements, for actions taken in connection with the Plan of Complete Liquidation and Dissolution and the winding up of our business and affairs, and we will indemnify any trustees and their agents on similar terms. Our Board and trustees are authorized to obtain and maintain insurance for the benefit of such directors, officers, employees, consultants, agents and trustees to the extent permitted by law and as may be necessary or appropriate to cover our obligations under the Plan of Complete Liquidation and Dissolution, including seeking an extension in time and coverage of our insurance policies currently in effect.

Liquidating Distributions

We will, as determined by our Board and pursuant to the Elective Dissolution Process, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to us, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or to become known to us within five years after the Effective Date. Any of our assets remaining after the payment or the provision for payment of our claims and obligations shall be distributed by us pro rata to our common stockholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as our Board or trustees, in their absolute discretion, may determine upon completion of the Elective Dissolution Process.

If any liquidating distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing our Common Stock as may be required pursuant to the Plan of Complete Liquidation and Dissolution, or for any other reason, then the distribution to which such stockholder is entitled will be transferred, at such time as the final liquidating distribution is made, to the official of such state or other jurisdiction authorized or permitted by applicable law to receive the proceeds of such distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event will the proceeds of any such distribution revert to or become our property.

Amendment, Modification or Abandonment of Plan of Complete Liquidation and Dissolution

Under the Plan of Complete Liquidation and Dissolution, if the Board of Directors determines that liquidation and dissolution are not in the best interests of the Company or its stockholders, then it may direct that the Plan of Complete Liquidation and Dissolution be abandoned. The Company nevertheless may cause the performance, without further stockholder approval, of any contract for the sale of assets executed before then that the Board of Directors considers to be in the best interests of the Company. The Board of Directors also may amend or modify the Plan of Complete Liquidation and Dissolution if it determines such action to be in the best interests of the Company or its stockholders, to the extent permitted by Delaware law, without the necessity of further stockholder approval.

Estimated Liquidating Distributions

MANY OF THE FACTORS INFLUENCING THE AMOUNT OF CASH DISTRIBUTED TO OUR COMMON STOCKHOLDERS AS A LIQUIDATING DISTRIBUTION CANNOT CURRENTLY BE QUANTIFIED WITH CERTAINTY AND ARE SUBJECT TO CHANGE. ACCORDINGLY, YOU WILL NOT KNOW THE EXACT AMOUNT OF ANY LIQUIDATING DISTRIBUTIONS YOU MAY RECEIVE AS A RESULT OF THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION WHEN YOU VOTE ON THE PROPOSAL TO APPROVE THE DISSOLUTION OF THE COMPANY PURSUANT TO THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION. YOU MAY RECEIVE SUBSTANTIALLY LESS THAN THE AMOUNT WE CURRENTLY ESTIMATE.

As of December 31, 2009, we had approximately $7,789,000 in cash, cash equivalents and investments, excluding the cash of our consolidated joint venture, Colloral LLC. The Company’s historical consolidated financial statements as of and for the years ended December 31, 2008 and 2009 are included in this Proxy Statement as Appendix B.

In March 2010, the Company and Colloral LLC entered into a non-binding letter of intent with respect to the sale of substantially all of the assets of Colloral LLC (other than cash and accounts receivable) to a third-party purchaser for a purchase price of $750,000. The Company expects that the net proceeds received by the Company in the transaction will include the cash purchase price as well as Colloral LLC’s available cash and accounts receivable as of the date of closing. There can be no assurance that the sale of the assets of Colloral LLC pursuant to the letter of intent will be consummated or that the purchase price will not be less than $750,000. The Company has agreed not to disclose the identity of the prospective purchaser of the assets of Colloral LLC or additional terms of the transaction at this time.

Our cash available for distribution will depend on the proceeds from the sale of our remaining assets, including our intellectual property and our interest in Colloral LLC and satisfying the liabilities reflected on our balance sheet. We also anticipate using cash, and current assets converted to cash, between December 31, 2009 and the end of the liquidation process for a number of items, including the following:

•	ongoing operating, overhead and administrative expenses;

•	purchasing insurance policies and coverage for periods subsequent to the Effective Date;

•	expenses incurred in connection with the dissolution and our liquidation; and

•	professional, legal, tax, accounting, and consulting fees.

This projected liquidating distribution analysis assumes that the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution will be approved by our stockholders. The amount of any contingency reserve established by our Board will be deducted before the determination of amounts available for distribution to stockholders. Based on the foregoing, we currently estimate that the amount ultimately distributed will be between $0.45 and $0.51 per share of Common Stock. The low estimate of $0.45 per share of Common Stock assumes we receive net proceeds of $700,000 for the sale of our interest in Colloral LLC, no proceeds for our intellectual property and our operating costs through liquidation are at the high end of our estimate, and the high estimate of $0.51 per share of Common Stock assumes we receive net proceeds of $1,200,000 for the sale of our interest in Colloral LLC, $250,000 in proceeds for the sale of our intellectual property and our operating costs through liquidation are at the low end of our estimate.

The following estimates are not guarantees, do not reflect the total range of possible outcomes and have not been audited or reviewed by our independent registered public accounting firm. You may receive substantially less than the amount we currently estimate, or you may not receive any liquidating distributions if the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is not approved by our stockholders.

Estimated Liquidating Distributions to Stockholders

	Low Range of Net Proceeds	High Range of Net Proceeds
Assets
Cash and Investments as of December 31, 2009, excluding the cash of our consolidated joint venture, Colloral LLC(1)	$7,789,000	$7,789,000
Accounts Receivable and Other Assets as of December 31, 2009(2)	$165,000	$165,000
Estimated Proceeds from Sale of Intellectual property(3)	$0	$250,000
Estimated Proceeds from Sale of Colloral LLC(4)	$700,000	$1,200,000
Total Estimated Assets	$8,654,000	$9,404,000
Liabilities and Expenses
Accounts Payable, Accrued Liabilities and Deferred Revenue as of December 31, 2009(5)	$(134,000)	$(134,000)
Estimated Operating Expenses through Liquidation(6)	$(500,000)	$(400,000)
Legal and Other liquidation Costs(7)	$(225,000)	$(175,000)
Estimated Reserves, Contingencies and Allowance for Claims(8)	$(100,000)	$(10,000)
Total Estimated Liabilities and Expenses	$(959,000)	$(719,000)
Stockholders Equity Available for Distribution
Estimated Cash to Distribute to Common Stockholders	$7,695,000	$8,685,000
Common Shares Outstanding(9)	16,999,623	16,999,623
Estimated Distribution per Share of Common Stock(10)	$0.45	$0.51

Notes:

(1)	Consists of all cash, cash equivalents, short-term investments and long-term investments held by the Company, excluding our consolidated joint venture, Colloral LLC as of December 31, 2009.
(2)	Value based on December 31, 2009 financial statements, excluding our consolidated joint venture, Colloral LLC
(3)	Estimated net proceeds from the sale of the remaining intellectual property.
(4)	Estimated net proceeds from the sale of our interest in Colloral LLC. We are engaged in discussions with a potential buyer of our interest in Colloral LLC. Terms of the sale are being negotiated, however, we believe our net proceeds, after transaction costs, will be between $700,000 and $1,200,000.
(5)	Consists of accounts payable, accrued expenses, and deferred revenue in the December 31, 2009 financial statements, excluding our consolidated joint venture, Colloral LLC.
(6)	Estimated operating expenses, including employee salaries, board fees, legal and accounting expenses, insurance, travel and other operating costs through the completion of the liquidation and dissolution.
(7)	Estimated cost legal services and court costs in connection with the liquidation and dissolution process.
(8)	Estimated range of potential claims, reserves and contingencies that may arise in the process of liquidation. While the Company is not aware of any specific claims that may be made or that are valid, other than those provided for in the financial statements, the Company believes that it is possible that some claims against the assets of the Company will be filed in the process of dissolution. The Company intends to review the claims and contest any claims that it does not believe are valid. However, some settlements may be made to minimize total costs, which have been provided for in this range.
(9)	Consists of 16,999,623 shares of Common Stock outstanding as of March 1, 2010. No options will be issued pursuant to the exercise of stock options as none of the outstanding options are in-the-money.

(10)	Low estimate of $0.45 per share of Common Stock assumes we receive net proceeds of $700,000 for the sale of our interest in Colloral LLC, no proceeds for our intellectual property and our operating costs through liquidation are at the high end of our estimate, and the high estimate of $0.51 per share of Common Stock assumes we receive net proceeds of $1,200,000 for the sale of our interest in Colloral LLC, $250,000 in proceeds for the sale of our intellectual property and our operating costs through liquidation are at the low end of our estimate.

Pursuant to the Plan of Complete Liquidation and Dissolution, we intend to distribute any remaining cash to our stockholders upon completion of the Elective Dissolution Process. We may defend suits and incur claims, liabilities and expenses (such as salaries and benefits, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees, and miscellaneous office expenses) following approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution and during the three years following the Effective Date. Satisfaction of these claims, liabilities and expenses will reduce the amount of assets available for ultimate distribution to stockholders. We are not able to predict the amount and timing of any proceeds from the sale of our remaining assets, including our intellectual property and our interest in Colloral LLC, and the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation. While we cannot predict the actual amount of our liabilities, other obligations and expenses and claims against us, we believe that available cash will be adequate to provide for the satisfaction of our liabilities, other obligations and expenses and claims against us and that we will make one or more cash distributions to stockholders.

Assuming that the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved by the requisite vote of our stockholders, we intend to pay or make reasonable provision for the payment of claims against and obligations of the Company. Although we are not able to predict with certainty the precise nature, amount or timing of any distributions, we presently expect to make an initial distribution, as soon as reasonably practicable following the completion of the Elective Dissolution Process.

We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to our inability to predict the amount and timing of any proceeds from the sale of our remaining assets, including our intellectual property and our interest in Colloral LLC, and the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation. Our Board has not established a firm timetable for any distributions to our stockholders. Subject to contingencies inherent in winding up our business, our Board intends to authorize any distributions as promptly as reasonably practicable in our best interests and the best interests of our stockholders. Our Board, in its discretion, will determine the nature, amount and timing of these distributions upon completion of the Elective Dissolution Process.

Conduct of the Company Following Dissolution

Assuming that the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is approved by the requisite vote of our stockholders, we intend file a certificate of dissolution with the Secretary of State as soon as reasonably practicable thereafter. We intend to make a public announcement in advance of the anticipated Effective Date. After the Effective Date, our corporate existence will continue for a minimum of three years but we may not carry on any business except that appropriate to wind up and liquidate our business and affairs, including, without limitation, collecting and disposing of our assets, satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing our remaining property among our stockholders.

Contingency Reserve

Before making any distributions to its stockholders, the Company will pay all of its claims and obligations, including all contingent, conditional or unmatured claims known to it, and set aside as a contingency reserve cash in an amount that the Board of Directors believes to be adequate for payment of known and unknown claims. The Company currently is unable to estimate with precision the amount of any contingency reserve that may be required. The Company currently intends to petition the Delaware Court of Chancery to determine if the contingency reserve ultimately established by the Company will be reasonably likely to be sufficient to satisfy pending claims and claims that have not arisen but might arise, and does not currently intend to make any distributions to stockholders unless and until it receives the approval of the Delaware Court of Chancery. If the court’s instructions are followed and the Plan of Complete Liquidation and Dissolution is approved by the court, the Company’s directors will not be personally liable to unpaid claimants if the contingency reserve proves to have been insufficient. After the expenses, liabilities and obligations for which the contingency reserve has been established are believed by the Board of Directors to have been satisfied in full, upon receipt of approval of the Delaware Court of Chancery, the Company will distribute to its stockholders any remaining funds in the contingency reserve.

Potential Liability of Stockholders

Under the DGCL, if the amount of the contingency reserve and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each stockholder could be held liable for amounts due to creditors up to the amounts distributed to such stockholder under the Plan of Complete Liquidation and Dissolution.

The potential for stockholder liability regarding a distribution continues for three years after the Effective Date. Under the DGCL, our dissolution does not remove or impair any remedy available against the Company, our directors, officers or stockholders for any right or claim existing, or any liability incurred, prior to such dissolution or arising thereafter, unless the action or other proceeding thereon is not commenced within three years after the Effective Date.

If we were found to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve, a creditor could seek an injunction against us to prevent us from making distributions to stockholders under the Plan of Complete Liquidation and Dissolution. Any such action could delay and substantially diminish liquidating distributions to our stockholders. For these reasons, we anticipate undertaking the Elective Dissolution Process to have the Delaware Court of Chancery approve our contingency reserve, thereby reducing the risk of legal action by creditors.

Reporting Requirements

On March 9, 2010, the Company filed a Form 15 with the Securities and Exchange Commission to terminate the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934. It is expected that the termination of registration of the Company’s Common Stock will become effective on June 6, 2010. Once the termination becomes effective, the Company and its stockholders will no longer be subject to the provisions of the Securities Exchange Act of 1934 applicable to registered companies. On March 29, 2010, the Company filed a second Form 15 with the SEC suspending its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, including its obligations to file periodic and current reports with the SEC. The Company was eligible to terminate the registration of its Common Stock and suspend its obligation to file periodic and current reports because there are fewer than 300 holders of record of the Company’s Common Stock.

The Board of Directors determined that the advantages of registration are outweighed by the costs and administrative burdens of continued SEC reporting. The Company expects to realize significant cost savings from reductions in legal, accounting and other expenses and burdens associated with the Company’s SEC reporting.

Closing of Transfer Books

Our Board will direct that our stock transfer books be closed and recording of transfers of our Common Stock discontinued as of the Effective Date. Thereafter, certificates representing shares of our Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates, other than replacement certificates.

The liquidating distributions to stockholders pursuant to the Plan of Complete Liquidation and Dissolution shall be in complete redemption and cancellation of all of the outstanding shares of our Common Stock. As a condition to receipt of the liquidating distribution, our Board or trustees may require our stockholders to (i) surrender to us their certificates evidencing their shares of Common Stock or (ii) furnish us with evidence satisfactory to our Board or any trustees of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our Board or any trustees. Thereafter, each holder of our Common Stock will cease to have any rights with respect to his, her or its shares, except the right to receive distributions pursuant to the Plan of Complete Liquidation and Dissolution.

If the surrender of stock certificates will be required following the dissolution, we will send you written instructions regarding such surrender. Any distributions otherwise payable by us to stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Cessation of Trading of Common Stock

As a result of the suspension of our obligation to file periodic reports with the SEC, there will be significantly less information about the Company made publicly-available by the Company, and the Company expects its Common Stock will cease to be eligible to trade on the OTC Bulletin Board. The Company’s shares may be eligible for quotation on the Pink Sheets electronic over-the-counter markets pending the liquidation. We also currently expect to close our stock transfer books and withdraw our CUSIP number on or around the Effective Date and to discontinue recording transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, it is expected that trading in our shares of Common Stock will cease after the Effective Date.

Cancellation of Common Stock

The liquidating distributions to stockholders pursuant to the Plan of Complete Liquidation and Dissolution shall be in complete redemption and cancellation of all of the outstanding shares of our Common Stock. As a condition to receipt of the liquidating distribution, our Board or trustees may require our stockholders to (i) surrender to us their certificates evidencing their shares of Common Stock or (ii) furnish us with evidence satisfactory to our Board or trustees of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our Board or trustees. Thereafter, each holder of our Common Stock will cease to have any rights with respect to his, her or its shares, except the right to receive distributions pursuant to the Plan of Complete Liquidation and Dissolution.

Absence of Appraisal Rights

Under the DGCL, holders of our shares of Common Stock are not entitled to assert appraisal rights with respect to the Plan of Complete Liquidation and Dissolution.

Regulatory Approvals

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Plan of Complete Liquidation and Dissolution, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the DGCL. If our stockholders approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, we intend to file our certificate of dissolution with the Secretary of State as soon as reasonably practicable after the Special Meeting.

Interests of Management in the Dissolution of the Company

Our directors and current executive officers have vested and exercisable options to purchase an aggregate of 992,498 shares of our Common Stock. None of the outstanding and exercisable options have exercise prices below $0.38 per share, which was the closing sales price of our Common Stock on the OTC Bulletin Board on March 1, 2010. Pursuant to the terms of the plans under which the options were granted, if the Company adopts a Plan of Complete Liquidation and Dissolution, the Board may, in its discretion, cause the options to be fully vested and exercisable (although not after the expiration date of the options) before the dissolution is completed (but contingent upon its completion). The Board intends to accelerate the vesting of all options so that the options become exercisable upon the approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution. Options not exercised before the Effective Date will be terminated. See “Security Ownership of Certain Beneficial Owners and Management” for information on the number of shares and options held by our directors and executive officers.

Each of our independent directors (Allan R. Ferguson, R. John Fletcher, and Hugh A. D’Andrade) will continue to receive $3,250 per meeting, which meetings will occur quarterly until the Effective Date, for their services as directors. We expect that, upon approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution and the filing of a certificate of dissolution with the Secretary of State of Delaware, our Board members will continue as directors and will meet approximately once per year for so long as they remain directors, managers or trustees of the Company as the Company completes the dissolution process. Board members will continue to receive $3,250 per meeting for their service.

We expect Robert C. Bishop, our President and Chief Executive Officer, and Diane M. McClintock, our Treasurer and Director of Finance, will continue their employment under their existing employment agreements.

Following dissolution, we will continue to indemnify our directors, officers, employees, consultants and agents to the maximum extent permitted in accordance with applicable law, our Charter, By-laws and any contractual arrangements for actions taken in connection with the Plan of Complete Liquidation and Dissolution and the winding up of our business and affairs, and we will indemnify any trustees and their agents on similar terms. Our Board and any trustees are authorized to obtain and maintain insurance for the benefit of such directors, officers, employees, consultants, agents and any trustees to the extent permitted by law and as may be necessary or appropriate to cover our obligations under the Plan of Complete Liquidation and Dissolution, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect. As part of our dissolution process, we will purchase insurance policies and coverage for periods subsequent to the Effective Date.

Accounting Treatment

If our stockholders approve the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution, we will change our basis of accounting from that of an operating developmental stage enterprise, which contemplates realization of assets and satisfaction of liabilities in the normal course of business, to the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Complete Liquidation and Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of Common Stock. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, estimated satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Complete Liquidation and Dissolution based upon management assumptions.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Complete Liquidation and Dissolution. Ultimate values realized for our assets and ultimate amounts paid to satisfy our liabilities are expected to differ from estimates recorded in annual or interim financial statements.

Required Vote

All holders of our Common Stock as of the record date are entitled to vote on this proposal. The approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution requires the affirmative vote of a majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes will have the same effect as votes against this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

Members of our Board who beneficially owned an aggregate of approximately 6% of the outstanding shares of Common Stock as of March 19, 2010 have indicated that they intend to vote in favor of this proposal.

Recommendation of our Board

Our Board has determined that the voluntary liquidation and dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution is fair and in our best interests and the best interests of our stockholders. Our Board has approved the Plan of Complete Liquidation and Dissolution and unanimously recommends that stockholders vote “FOR” approval of the liquidation and dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

TO SOLICIT ADDITIONAL PROXIES

General

At the Special Meeting, we may ask our stockholders to consider and vote on a proposal to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of Proposal 1 if there are not sufficient votes at the Special Meeting to approve Proposal 1. Any adjournment of the Special Meeting may be made without notice, other than by the announcement made at the Special Meeting, if a majority of the voting power of our Common Stock present at the Special Meeting and entitled to vote on the adjournment vote in favor of the adjournment proposal at the Special Meeting. However, if the adjournment is for more than 30 days from the date set for the original meeting, a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Required Vote

The approval of any adjournment of the Special Meeting requires the approval of a majority of the outstanding shares of our Common Stock present at the Special Meeting and entitled to vote on the adjournment. Abstentions will have the same effect as votes against this Proposal 2, while broker non-votes will have no effect on this proposal.

Recommendation of our Board

Our Board unanimously recommends that stockholders vote “FOR” approval of Proposal 2.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax considerations for the Company and the current stockholders of our Common Stock in connection with the matters discussed in this Proxy Statement. This summary assumes that such stockholders are “U.S. holders” (as defined below) that hold their Common Stock as capital assets. This summary does not address the tax considerations that may be relevant to taxpayers subject to special rules under the Code, in light of the stockholder’s individual investment or tax circumstances. In addition, this discussion does not address (a) U.S. gift or estate tax laws, (b) state, local or non-U.S. tax considerations, (c) special tax rules that may apply to certain stockholders, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or persons other than U.S. holders, (d) special tax rules that may apply to stockholders that acquire, hold, or dispose of our Common Stock as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment, or (e) special tax rules that may apply with respect to stockholders that have acquired our Common Stock as compensation or in exchange for the provision of services. Additionally, this discussion does not consider the tax treatment of partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold our Common Stock through such entities.

This discussion is based on the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, or may be subject to differing interpretations, so as to result in U.S. federal income tax considerations significantly different from those discussed below. Moreover, this summary is not binding on the IRS or the U.S. courts, and no assurance can be provided that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged. The U.S. federal income tax discussion set forth below is included for general information only.

As used herein, a “U.S. holder” means a person that is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH THE MATTERS DISCUSSED IN THIS PROXY STATEMENT, INCLUDING TAX REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THEIR PARTICULAR TAX CONSEQUENCES.

Certain Considerations for the Company

After the approval of the dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution and until our liquidation is completed, we will continue to be subject to U.S. federal income tax on our taxable income, if any, such as interest income, gain from the sale of any remaining assets or income from operations. Upon the sale of any of our assets in connection with our liquidation, we will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the consideration received for each asset sold and (ii) our adjusted tax basis in the asset sold. We should not recognize any gain or loss upon the distribution of cash to our stockholders in liquidation of their shares of our Common Stock. We currently do not anticipate making distributions of property other than cash to stockholders in our liquidation. In the event we were to make a liquidating distribution of property other than cash to our stockholders, we will recognize gain or loss upon the distribution of such property as if we sold the distributed property for its fair market value on the date of the distribution.

For regular U.S. federal income tax purposes, we intend to offset any taxable income and gain recognized by the Company with our net operating losses (“NOLs”); however, there can be no assurance regarding the amount or availability of any such NOLs. Any tax liability of the Company resulting from recognizing income or gain in excess of any available NOLs will reduce net cash available for distribution to our stockholders.

Certain Considerations for the Holders of Common Stock

The Company intends to treat amounts distributed to stockholders as liquidating distributions pursuant to the Plan of Complete Liquidation and Dissolution as full payment in exchange for their shares of our Common Stock in a taxable transaction. Provided that the liquidating distributions are treated as a taxable exchange, a stockholder generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of other property, if any, distributed to such stockholder (including distributions to any liquidating trust (as described below)), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s adjusted tax basis in the shares of our Common Stock. Any such gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of Common Stock acquired at different dates or for different prices. Each liquidating distribution will be allocated proportionately to each share of Common Stock owned by a stockholder and will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain will be recognized in connection with liquidating distributions allocated to a share of Common Stock to the extent that the aggregate value of all liquidating distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only in the tax year that a stockholder receives the final distribution to stockholders, and then only if the aggregate value of the liquidating distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. Any payments by a stockholder in satisfaction of any Company contingent liability not covered by the Company’s contingency reserve generally would produce a loss in the year paid. Generally, gain or loss recognized by a stockholder in connection with the liquidation will be capital gain or loss and will be long-term capital gain or loss if the share has been held for more than one year and short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to limitations.

If we make a liquidating distribution of property other than cash to our stockholders, a stockholder’s tax basis in such property immediately after the distribution generally will be the fair market value of the property received by the stockholder at the time of distribution. Gain or loss realized upon the stockholder’s future sale of that property generally would be measured by the difference between the proceeds received by the stockholder in the sale and the tax basis of the property sold.

Liquidating Trusts

If we transfer assets to a liquidating trust for the benefit of our stockholders, we intend to treat any such liquidating trust as a grantor trust of the stockholders. Assuming the liquidating trust is properly characterized as a grantor trust, stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust in a taxable transaction and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Former holders of Common Stock of the Company, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any income, gain or loss recognized by such liquidating trust, whether or not they receive any actual distributions from the liquidating trust, and accordingly may recognize taxable income without the receipt of cash. As a result, stockholders will not be subject to tax when distributions are actually made by the liquidating trust and, if stockholders never receive an amount previously treated as income as a distribution from the liquidating trust, the stockholders may be entitled to a loss deduction. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

The Company has not obtained an IRS ruling as to the tax status of the liquidating trust, and there is no assurance that the IRS will agree with the conclusion that the liquidating trust should be treated as a liquidating trust for federal income tax purposes. If, contrary to the Company’s expectation, it were determined that the trust should not be classified for federal income tax purposes as a liquidating trust, it would be treated as a partnership for federal income tax purposes, and the stockholders would be treated as partners.

The liquidating trust could be taxed as a corporation if the trust elects to be so taxed or if it is determined that it qualifies as a publicly traded partnership. The Company does not expect either event to occur and, thus, does not expect the liquidating trust to be taxed as a corporation. However, if the liquidating trust were to be taxed as a corporation, income and losses of the liquidating trust would be reflected on its own tax return rather than being passed through to the stockholders and the liquidating trust would be required to pay federal income taxes at corporate tax rates. Furthermore, much of the above discussion would no longer be accurate. For instance, all or a portion of any distribution made to the stockholders from the liquidating trust could be treated as a dividend subject to tax at ordinary income tax rates.

Back-Up Withholding

The gross amount of any distributions paid pursuant to the Plan of Complete Liquidation and Dissolution to a stockholder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be reduced by backup withholding at the rate applicable at the time of such distributions. Back-up withholding generally will not apply to payments made to some exempt recipients, such as a corporation or a stockholder who furnishes a correct taxpayer identification number or provides a certificate of non-U.S. status and provides certain other required information.

Back-up withholding is not an additional tax. Amounts that are withheld under the back-up withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Stockholders should consult their own tax advisors regarding application of back-up withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of March 19, 2010 based on information available to us and filings with the SEC by:

•	each of our directors;

•	each of our “named executive officers” as defined under SEC rules;

•	all of our current directors and executive officers as a group; and

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of Common Stock issuable under stock options that are exercisable within 60 days of March 19, 2010 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Certain of the shares listed as beneficially owned are pursuant to stock options which were all “out-of-the-money” as of such date.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of Common Stock, except for those jointly owned with that person’s spouse. Unless otherwise noted below, the address of each person listed on the table is c/o AutoImmune Inc., 1199 Madia Street, Pasadena, CA 91103.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership		Percent of Common Stock(2)
Five Percent or Greater Stockholders
Andrew H. Tisch and others 667 Madison Avenue New York, NY 10021	1,300,800	(3)	7.7%

BVF Partners L.P. 227 West Monroe Street, Suite 4800 Chicago, IL 60606	3,589,097	(4)	21.1%

First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105	1,655,311	(5)	9.7%

Dane Andreeff and others Andreeff Equity Advisors, L.L.C. 140 East St. Lucia Lane Santa Rosa Beach, FL 32459	1,464,407	(6)	8.6%

Lloyd I. Miller, III 4450 Gordon Drive Naples, FL 34102	939,905	(7)	5.5%

Lusman Capital Management, LLC 717 Fifth Avenue, 14th Floor New York, NY 10022	2,773,300	(8)	16.3%

Directors
Robert C. Bishop	669,837	(9)	3.8%
Hugh A. D’Andrade	151,750	(10)	*
Allan R. Ferguson	119,703	(11)	*
R. John Fletcher	100,000	(12)	*

Named Executive Officers
Robert C. Bishop	669,837	(9)	3.8%
Diane M. McClintock	60,000	(13)	*
Directors and officers as a group (5 persons)	1,101,290	(14)	6.08%

*	Less than 1%
(1)	Except as otherwise noted, each person referenced in the table has sole voting and investment power with respect to such person’s shares.
(2)	Percentages in the table are based upon 16,999,623 shares of Common Stock outstanding as of March 19, 2010, plus shares subject to options exercisable within 60 days of March 1, 2010 held by the applicable named individuals or group.
(3)	Based solely on Form 13G/A filed with the Securities and Exchange Commission on February 13, 2007. Includes 325,200 shares of Common Stock held by Andrew H. Tisch, 325,200 shares of Common Stock held by Daniel R. Tisch, 325,200 shares of Common Stock held by James S. Tisch, 325,200 shares of Common Stock held by Thomas J. Tisch. Each of Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch have sole voting and investment power with respect to the 325,200 shares of Common Stock held by such individual person.

(4)	Based solely on Form 13G/A filed with the Securities and Exchange Commission on June 14, 2002. Includes 1,403,529 shares of Common Stock held by Biotechnology Value Fund, L.P., 603,163 shares of Common Stock held by Biotechnology Value Fund II, L.P., and 1,406,905 shares of Common Stock held by BVF Investments, L.L.C.
(5)	Based solely on Form 13G/A filed with the Securities and Exchange Commission on December 15, 2009. Consists of 1,655,311 shares of Common Stock held by First Eagle Investment Management, LLC (formerly Arnhold and S. Bleichroeder, LLC) (“FEIM”) in its capacity as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and includes 1,067,478 shares held by First Eagle Value in Biotechnology Master Fund, Ltd., for which FEIM acts as investment advisor. Clients of ASB have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities.
(6)	Based solely on Form 13G/A filed with the Securities and Exchange Commission on February 11, 2010. Includes 1,464,407 shares of Common Stock over which Dane Andreeff and Andreeff Equity Advisors, L.L.C. shares voting and dispositive power, 853,689 shares of Common Stock over which Maple Leaf Capital I, L.L.C. shares voting and dispositive power, 703,598 shares of Common Stock over which Maple Leaf Partners, L.P. shares voting and dispositive power, 55,050 shares of Common Stock held by Maple Leaf Partners I, L.P., 13,912 shares of Common Stock over which Maple Leaf Discovery, L.P. shares voting and dispositive power, 81,129 shares over which Maple Leaf Discovery I, L.P. shares voting and dispositive power and 610,718 shares over which Maple Leaf Offshore, Ltd. shares voting and dispositive power.
(7)	Based solely on Form 13G/A filed with the Securities and Exchange Commission on February 8, 2010. Includes 206,516 shares over which Lloyd I. Miller, III has sole voting and dispositive power held directly in his individual capacity and indirectly as the manager of a limited liability company that is the general partner of a certain limited partnership and 733,389 shares over which Lloyd I. Miller, III has shared voting and dispositive power as an investment adviser to the trustee of a certain family trust.
(8)	Based solely on Form 13G/A filed with the Securities and Exchange Commission on February 12, 2010. Includes 2,733,300 shares of Common Stock over which Joel Lusman and Lusman Capital Management share voting and dispositve power, 1,317,237 shares of Common Stock over which Lusman Capital GP, LLC and Lusman Partners, LP share voting and dispositive power and 926,663 shares over which Lusman Master Fund, Ltd. shares voting and dispositive power.
(9)	Includes 622,998 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days, which were all “out-of-the-money” as of such date.
(10)	Includes 109,250 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days, which were all “out-of-the-money” as of such date.
(11)	Includes 103,250 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days, which were all “out-of-the-money” as of such date, 3,250 shares of Common Stock owned jointly by Mr. Ferguson and his spouse and 800 shares of Common Stock owned by Mr. Ferguson’s spouse. Mr. Ferguson has shared voting and investment power with respect to all such shares of Common Stock except that Mr. Ferguson has sole voting and investment power with respect to 12,403 shares of Common Stock owned by him and the 103,250 shares of Common Stock issuable pursuant to options exercisable within 60 days and no voting and investment power with respect to the 800 shares held by his spouse.
(12)	Includes 97,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days, which were all “out-of-the-money” as of such date.
(13)	Consists of 60,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days, which were all “out-of-the-money” as of such date.
(14)	See footnotes 9 through 13.

WHERE YOU CAN FIND MORE INFORMATION

We currently file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information on our website is not incorporated by reference into, or made a part of, this Proxy Statement.

HOUSEHOLDING

The SEC has approved a rule allowing the Company to send a single copy of this Proxy Statement to any household at which two or more stockholders of the Company reside, if it believes that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce the Company’s expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.

Stockholders who have previously received a single set of disclosure documents may request their own copy this year or in future years by contacting their bank, broker or other nominee record holder. The Company will also deliver a separate copy of this Proxy Statement to any stockholder upon written request AutoImmune, Inc., 1199 Madia Street, Pasadena, California 91103, Attention: Robert C. Bishop, or by calling (626) 792-1235.

Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed above to request delivery of a single copy of these materials in the future.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have additional questions about the Special Meeting, you should contact:

Robert C. Bishop, President and Chief Executive Officer

AutoImmune, Inc.

1199 Madia Street

Pasadena, California 91103

Telephone: (626) 792-1235

OTHER BUSINESS

We know of no other business to be presented at the Special Meeting. If any other business properly were to come before the Special Meeting, it is intended that the shares represented by proxies would be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

Appendix A

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

OF

AUTOIMMUNE INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of AutoImmune Inc., a Delaware corporation (“AutoImmune”), in accordance with the Delaware General Corporation Law (“DGCL”) and Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”), as follows:

1. The Board of Directors of AutoImmune (the “Board of Directors”) has adopted this Plan and will seek adoption of the Plan by AutoImmune’s stockholders (the “Stockholders”). If Stockholders holding a majority of AutoImmune’s outstanding common stock, par value $0.01 per share (the “Common Stock”), vote for the adoption of this Plan or adopt the Plan by written consent in accordance with Section 228 of the DGCL, the Plan shall constitute the adopted Plan of AutoImmune as of the date of such adoption (the “Adoption Date”).

2. After the Adoption Date, AutoImmune shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, AutoImmune shall file Form 966 with the Internal Revenue Service. For the purpose of effecting the dissolution of AutoImmune and in accordance with the provisions hereof, AutoImmune shall hire or retain, at the discretion of the Board of Directors, such employees and consultants as the Board of Directors deems necessary or desirable to supervise the dissolution.

3. From and after the Adoption Date (and, if applicable, the date on which the Certificate of Dissolution (as defined below) becomes effective), AutoImmune shall complete the following corporate actions:

(a) The Board of Directors shall determine whether and when to (i) transfer AutoImmune’s property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 7 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of AutoImmune and the Stockholders. In connection with such collection, sale, exchange and other disposition, AutoImmune shall collect or make provision for the collection of all accounts receivable, debts and claims owing to AutoImmune.

(b) AutoImmune shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of AutoImmune, including all contingent, conditional or unmatured claims known to AutoImmune and all claims which are known to AutoImmune but for which the identity of the claimant is unknown.

(c) AutoImmune shall distribute pro rata to the Stockholders all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of AutoImmune. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees (as defined in Section 7 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees, in their absolute discretion, AutoImmune may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy claims and potential claims against AutoImmune, including, without limitation, tax obligations, and all expenses of the sale of AutoImmune’s property and assets, of the collection and defense of AutoImmune’s property and assets, and of the liquidation and dissolution provided for in this Plan.

4. The distributions to the Stockholders pursuant to Sections 3, 6, 7 and 8 hereof shall be in complete cancellation of all of the outstanding Common Stock of AutoImmune. As a condition to receipt of any distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to AutoImmune or its agent for recording of such distributions thereon or (ii) furnish AutoImmune with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees. AutoImmune will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of AutoImmune are transferred to the Trust, (iii) the date on which AutoImmune ceases to exist under Delaware law (following any post-dissolution continuation period thereunder) or (iv) the date designated by the Board of Directors on or after the date on which the Certificate of Dissolution has become effective, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of AutoImmune except by will, intestate succession, or operation of law.

5. If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust established pursuant to Section 7 hereof) shall be transferred, at such time as the final liquidating distribution is made by AutoImmune, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of AutoImmune.

6. If the Board of Directors determines to follow the procedures described in Section 280 of the DGCL, the additional steps set forth below along with any other procedures required by the DGCL shall, to the extent necessary or appropriate, be taken:

(i) The giving of notice of the dissolution to all persons having a claim against AutoImmune and the rejection, if applicable, of any such claims in accordance with Section 280 of the DGCL;

(ii) The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount AutoImmune determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery (the “Court”) to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280 of the DGCL;

(iii) The petitioning of the Court to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (i) claims that are the subject of pending litigation against AutoImmune, and (ii) claims that have not been made known to AutoImmune or, that have not arisen, but are likely to arise or become known within five years after the date of dissolution (or longer in the discretion of the Court), each in accordance with Section 280 of the DGCL;

(iv) The payment, or the making of adequate provision for payment, of all claims made against AutoImmune and not rejected, in accordance with Section 280 of the DGCL;

(v) The posting of all security offered and not rejected and all security ordered by the Court in accordance with Section 280 of the DGCL; and

(vi) The payment, or the making of adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by AutoImmune.

Notwithstanding the foregoing, AutoImmune shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan by AutoImmune’s Stockholders shall constitute full and complete authority for the Board of Directors and the officers of AutoImmune, without further stockholder action, to proceed with the dissolution and liquidation of AutoImmune in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof, and any other provision of applicable law, including, without limitation, federal bankruptcy law.

7. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of AutoImmune’s assets to the Stockholders, as a final liquidating distribution or from time to time, AutoImmune shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the “Trustees”), under a liquidating trust (the “Trust”), any assets of AutoImmune which are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to AutoImmune or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the Federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. On the date any assets are transferred to the Trust (the “Final Record Date”), each Stockholder on the Final Record Date shall receive an interest (an “Interest”) in the Trust pro rata to its interest in the outstanding Common Stock on that date. All distributions from the Trust will be made pro rata in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient by will or intestate succession. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of AutoImmune, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of AutoImmune. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of AutoImmune of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of AutoImmune, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by AutoImmune to the Stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be treated for federal and state income tax purposes as if AutoImmune made such distribution to the stockholders and the assets conveyed shall be in trust for the Stockholders of AutoImmune. AutoImmune, subject to this Section 7 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding shares of Common Stock shall constitute the approval of the Stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by AutoImmune to the Trust as their act and as a part hereof as if herein written.

8. Whether or not a Trust shall have been previously established pursuant to Section 7, in the event it should not be feasible for AutoImmune to make the final distribution to the Stockholders of all assets and properties of AutoImmune (excluding amounts set aside for unknown claims) prior to the third anniversary of the filing of its Certificate of Dissolution, then, on or before such date, AutoImmune shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 7.

9. After the Adoption Date, the officers of AutoImmune shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities or any other governmental authority and, upon obtaining such certificates, AutoImmune shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with Section 275 the DGCL.

10. Adoption of this Plan by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of AutoImmune, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

11. In connection with and for the purpose of implementing and assuring completion of this Plan, AutoImmune may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to AutoImmune in connection with the collection, sale, exchange or other disposition of AutoImmune’s property and assets and the implementation of this Plan. Adoption of the Plan by a majority of the outstanding shares of Common Stock shall constitute approval of such payments by the Stockholders of AutoImmune.

12. In connection with and for the purpose of implementing and assuring completion of this Plan, AutoImmune may, in the absolute discretion of the Board of Directors, pay to AutoImmune’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding shares of Common Stock shall constitute the approval of the Stockholders of AutoImmune of the payment of any such compensation.

13. AutoImmune shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of AutoImmune. AutoImmune’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Trust shall be authorized to indemnify the Trustees and any employees, agents or representatives of the Trust for actions taken in connection with the operations of the Trust. Any claims arising in respect of such indemnification will be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover AutoImmune’s and the Trust’s obligations hereunder.

14. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by Delaware law.

15. The Board of Directors of AutoImmune is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of AutoImmune, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Appendix B

Consolidated Financial Statements of

AutoImmune Inc.

(a development stage company)

As of and for the years ended

December 31, 2008 and 2009

Index to Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at December 31, 2008 and 2009	F-3

Consolidated Statements of Operations for the years ended December 31, 2008 and 2009 and for the period from September 9, 1988 (date of inception) to December 31, 2009	F-4

Consolidated Statements of Changes in Stockholders’ Equity for the period from September 9, 1988 (date of inception) to December 31, 2009	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2008 and 2009 and for the period from September 9, 1988 (date of inception) to December 31, 2009	F-6

Notes to the Consolidated Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

AutoImmune Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of AutoImmune Inc. and its subsidiary (a development stage company) at December 31, 2009 and December 31, 2008, and the results of their operations and their cash flows for the years then ended and, cumulatively, for the period from September 9, 1988 (date of inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for noncontrolling interests in its consolidated financial statements in 2009.

The accompanying financials have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s Board of Directors has determined that it is in the best interest of the shareholders to liquidate the Company. This liquidation is subject to approval of the shareholders. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

/s/    PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

April 12, 2010

AutoImmune Inc.

(a development stage company)

Consolidated Balance Sheets

	December 31, 2008	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$8,475,000	$4,481,000
Marketable securities	—	3,605,000
Accounts receivable	37,000	162,000
Prepaid expenses, inventories and other current assets	158,000	193,000

Total current assets	8,670,000	8,441,000

Total assets	$8,670,000	$8,441,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,000	$29,000
Accrued professional fees	110,000	112,000
Deferred revenue	19,000	59,000

Total current liabilities	147,000	200,000

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000,000 shares authorized; no shares issued and outstanding at December 31, 2008 and December 31, 2009	—	—
Common stock, $0.01 par value; 25,000,000 shares authorized; 16,999,623 shares issued and outstanding at December 31, 2008 and December 31, 2009	170,000	170,000
Additional paid-in capital	118,426,000	118,511,000
Deficit accumulated during the development stage	(110,106,000)	(110,501,000)
Accumulated other comprehensive income	—	5,000

Total AutoImmune shareholders’ equity	8,490,000	8,185,000
Noncontrolling interest	33,000	56,000

Total equity	8,523,000	8,241,000

Total liabilities and equity	$8,670,000	$8,441,000

The accompanying notes are an integral part of these consolidated financial statements.

AutoImmune Inc.

(a development stage company)

Consolidated Statements of Operations

			Period from September 9, 1988 (date of inception) to December 31, 2009

	For the year ended
	December 31, 2008	December 31, 2009
Revenue:
License rights	$180,000	$180,000	$7,883,000
Option fees	4,000	—	2,214,000
Research and development revenue under collaborative agreements	—	—	955,000
Product revenue	132,000	534,000	1,010,000

Total revenue	316,000	714,000	12,062,000

Costs and expenses:
Cost of product revenue	45,000	199,000	315,000
Research and development:
Related party	12,000	12,000	20,019,000
All other	162,000	150,000	93,101,000
Selling, general and administrative	647,000	718,000	22,819,000

Total costs and expenses	866,000	1,079,000	136,254,000

Total operating loss	(550,000)	(365,000)	(124,192,000)

Interest income	213,000	32,000	14,356,000
Interest expense	—	—	(303,000)
Equity in net loss of unconsolidated affiliate	—	—	(250,000)
Other income (expense)	—	—	(50,000)

Net loss	$(337,000)	$(333,000)	$(110,439,000)
Less: Net income attributable to noncontrolling interest	8,000	62,000	58,000

Net loss attributable to AutoImmune Inc.	$(345,000)	$(395,000)	$(110,497,000)

Net loss per share-basic attributable to common shareholders	$(0.02)	$(0.02)

Net loss per share-diluted attributable to common shareholders	$(0.02)	$(0.02)

Weighted average common shares outstanding-basic	16,999,022	16,999,623

Weighted average common shares outstanding-diluted	16,999,022	16,999,623

The accompanying notes are an integral part of these consolidated financial statements.

AutoImmune Inc.

(a development stage company)

Consolidated Statements of Changes In AutoImmune Stockholders’ Equity

For the period from September 9, 1988 (date of

inception) to December 31, 2009

			Additional paid-in capital	Comprehensive income (loss)	Deficit accumulated during the development stage	Accumulated other comprehensive income	Total AutoImmune stockholders’ equity
	Common Stock
	Number of shares	Par value
Issuance of common stock during 1988	168,750	$2,000	$—		$(1,000)	$—	$1,000
Conversion of junior convertible preferred stock to common stock during 1991	506,250	5,000			(3,000)		2,000
Issuance of common stock during 1992	91,116	1,000	100,000				101,000
Conversion of mandatorily redeemable convertible preferred stock to common stock during 1993	6,353,568	63,000	12,496,000				12,559,000
Issuance of common stock, net of issuance costs during 1993	3,022,000	30,000	35,669,000				35,699,000
Issuance of common stock during 1994	67,500	1,000	2,000				3,000
Issuance of common stock, net of issuance costs during 1995	6,072,883	61,000	68,530,000				68,591,000
Issuance of common stock during 1996	75,978	1,000	441,000				442,000
Issuance of common stock during 1997	34,851	—	92,000				92,000
Issuance of common stock during 1998	156,099	2,000	221,000				223,000
Issuance of common stock during 1999	108,877	1,000	163,000				164,000
Issuance of common stock during 2000	101,751	1,000	193,000				194,000
Issuance of common stock during 2001	160,000	1,000	3,000				4,000
Valuation of warrants issued during 2001			192,000				192,000
Valuation of warrants issued during 2003			155,000				155,000
Issuance of common stock during 2007	60,000	1,000	32,000				33,000
Net change in unrealized gain on marketable securities				3,000		3,000	3,000
Stock-based compensation expense for the period from September 9, 1988 (date of inception) through December 31, 2007			131,000				131,000
Net loss for the period from September 9, 1988 (date of inception) through December 31, 2007				$(109,758,000)	(109,757,000)		(109,757,000)

Comprehensive loss				(109,758,000)

Balance at December 31, 2007	16,979,623	170,000	118,420,000		(109,761,000)	$3,000	8,832,000
Comprehensive loss:
Issuance of common stock during 2008	20,000	—	10,000				10,000
Repurchase of outstanding warrants in 2008			(125,000)				(125,000)
Net loss				(345,000)	(345,000)		(345,000)
Other comprehensive income (loss):
Net change in unrealized gain on marketable securities				(3,000)		(3,000)	(3,000)

Comprehensive loss				$(348,000)

Stock-based compensation expense			121,000				121,000

Balance at December 31, 2008	16,999,623	170,000	118,426,000		(110,106,000)	$—	8,490,000
Comprehensive loss:
Net loss				(395,000)	(395,000)		(395,000)
Other comprehensive income (loss):
Net change in unrealized gain on marketable securities				5,000		5,000	5,000

Comprehensive loss				$(390,000)

Stock-based compensation expense			85,000				85,000

Balance at December 31, 2009	16,999,623	$170,000	$118,511,000		$(110,501,000)	$5,000	$8,185,000

The accompanying notes are an integral part of these consolidated financial statements.

AutoImmune Inc.

(a development stage company)

Consolidated Statements of Cash Flows

	For the year ended December 31,		Period from September 9, 1988 (date of inception) to December 31, 2009
	2008	2009
Cash flows from operating activities:
Net loss	$(337,000)	$(333,000)	$(110,439,000)
Adjustments to reconcile net loss to net cash used by operating activities:
Interest expense related to demand notes converted into mandatorily redeemable convertible preferred stock	—	—	48,000
Patent costs paid with junior convertible preferred and common stock	—	—	3,000
Valuation of warrants issued in conjunction with license revenue	—	—	347,000
Noncash stock compensation	121,000	85,000	337,000
Noncash contributions to joint venture from noncontrolling interest	14,000	11,000	48,000
Depreciation and amortization	—	—	4,464,000
Noncash interest income	(3,000)	—	(3,000)
Loss on sale/disposal of fixed assets	—	—	642,000
Decrease in patent costs	—	—	563,000
Impairment of investment in OraGen	—	—	100,000
Equity in net loss of unconsolidated affiliate	—	—	250,000
(Increase) decrease in accounts receivable	(25,000)	(125,000)	(162,000)
(Increase) decrease in prepaid expenses and other current assets	(3,000)	(35,000)	(193,000)
Increase (decrease) in accounts payable	9,000	11,000	29,000
Increase (decrease) in accrued expenses	11,000	2,000	92,000
Increase (decrease) in deferred revenue	(1,000)	40,000	59,000

Net cash (used by) provided by operating activities	(214,000)	(344,000)	(103,815,000)

Cash flows from investing activities:
Purchase of available-for-sale marketable securities	—	(4,900,000)	(327,215,000)
Proceeds from sale/maturity of available-for-sale marketable securities	810,000	1,300,000	312,607,000
Proceeds from maturity of held-to-maturity marketable securities	—	—	11,011,000
Proceeds from sale of equipment	—	—	306,000
Investment in OraGen	—	—	(100,000)
Investment in Colloral LLC	—	—	(230,000)
Purchases of fixed assets	—	—	(5,288,000)
Increase in patent costs	—	—	(563,000)
Increase in other assets	—	—	(125,000)

Net cash used by investing activities	810,000	(3,600,000)	(9,597,000)

Cash flows from financing activities:
Proceeds from sale-leaseback of fixed assets	—	—	2,872,000
Payments on obligations under capital leases	—	—	(2,872,000)
Net proceeds from issuance of mandatorily redeemable convertible preferred stock	—	—	10,011,000
Proceeds from bridge notes	—	—	300,000
Proceeds from issuance of common stock	10,000	—	105,557,000
Proceeds from issuance of convertible notes payable	—	—	2,200,000
Distribution from Colloral LLC to noncontrolling interest	—	(50,000)	(50,000)
Payments for repurchase of outstanding warrants	(125,000)	—	(125,000)

Net cash provided by financing activities	(115,000)	(50,000)	117,893,000

Net increase (decrease) in cash and cash equivalents	481,000	(3,994,000)	4,481,000
Cash and cash equivalents at beginning of period	7,994,000	8,475,000	—

Cash and cash equivalents at end of period	$8,475,000	$4,481,000	$4,481,000

See Note 2 for supplemental disclosure of non-cash financing activities.

The accompanying notes are an integral part of these consolidated financial statements.

AutoImmune Inc.

(a development stage company)

Notes to the Consolidated Financial Statements

1.	Formation and Operations of AutoImmune

AutoImmune was incorporated in Delaware on September 9, 1988. We are a biopharmaceutical company that owns or has rights to technology that was designed for the treatment of autoimmune and other cell-mediated inflammatory diseases and conditions. After two failed Phase III trials, one related to the treatment of multiple sclerosis and one related to the treatment of rheumatoid arthritis, we ceased independent efforts to develop pharmaceutical products and focused on selling and/or licensing our technology to third parties. This strategy resulted in the sale of our patent rights in the area of Alzheimer’s Disease, the licensing of patent rights in the area of multiple sclerosis, and the establishment of our joint venture Colloral LLC to manufacture and market dietary supplement products.

We have not yet completed the development of any product, except the dietary supplements Colloral®, The Collagen Solution and Vital 3. We contributed all of the equipment used to manufacture this product and certain Colloral-related intellectual property to Colloral LLC, a joint venture between us and Deseret Laboratories, Inc. formed in August 2002. Colloral LLC is currently the exclusive manufacturer of Colloral, The Collagen Solution and Vital 3. The product is marketed and sold by Colloral LLC and by Futurebiotics LLC through its affiliate Bronson Laboratories.

We exclusively licensed certain of our intellectual property rights pertaining to an injectable therapy for the treatment of multiple sclerosis to BioMS Medical Corp. (BioMS). On July 27, 2009, BioMS and its collaboration partner, Eli Lilly and Company reported that dirucotide, the lead drug covered by the license agreement, did not meet the primary endpoint of delaying disease progression, during the two-year Phase III trial in patients with secondary progressive multiple sclerosis (SPMS). On September 2, 2009, BioMS announced the termination of the collaboration between Eli Lilly and BioMS with respect to the development of dirucotide. On December 17, 2009, BioMS announced that it had completed its substantive review of the data from the discontinued late-stage trials for dirucotide and had decided to explore a compassionate access and research program with limited financial commitment, but that it would not pursue further late stage clinical trials with dirucotide for multiple sclerosis.

We evaluated all events or transactions that occurred after December 31, 2009 up through April 12, 2010, the date we issued these financial statements. During this period we did not have any material recognizable subsequent events. However, we did have several nonrecognizable subsequent events as detailed below.

In October 2009, our Board of Directors authorized the exploration of a full range of strategic alternatives available to the Company in order to enhance shareholder value. The Company engaged Junewicz & Co. as its financial advisor to assist with the Company’s exploration of strategic options available to the Company, including, but not limited to, a sale or merger of the Company.

At its meeting in February 2010, the Board discussed at length the various strategic alternatives, including potential reverse merger opportunities presented by Junewicz & Co. The Board also evaluated, with input from its financial advisor and outside legal counsel, a liquidation and dissolution of the Company relative to the Company’s other strategic alternatives. After careful consideration, the Board elected not to pursue the reverse merger opportunities because the Board was not able to conclude that any of these potential transactions would create more value for the shareholders than the dissolution of the Company and liquidation of our cash and assets. Accordingly, our Board instructed management, in conjunction with the Company’s outside legal counsel, to prepare a Plan of Complete Liquidation and Dissolution for review and consideration at the next meeting of the Board.

On March 2, 2010, the Board met for the purpose of considering the liquidation and dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution and other strategic alternatives. After discussion, the Board determined that it is advisable and in the best interests of the Company and its stockholders to liquidate the Company’s assets and to dissolve the Company. The Board unanimously approved the Plan of Complete Liquidation and Dissolution, subject to approval by the stockholders.

At the same meeting on March 2, 2010, after careful consideration of various factors, including the Company’s plans to liquidate, the Board of Directors determined that the advantages of maintaining the registration of the Company’s Common Stock with the SEC are outweighed by the costs and administrative burdens of continued SEC reporting under the Securities Exchange Act of 1934. On March 9, 2010, the Company filed a Form 15 with the SEC to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934. It is expected that the termination of registration of the Company’s common stock will become effective on June 6, 2010. On March 29, 2010, the Company filed a second Form 15 with the SEC suspending its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, including its obligations to file periodic and current reports with the SEC. The Company was eligible to terminate the registration of its common stock and suspend its obligation to file periodic and current reports because there are fewer than 300 holders of record of the Company’s common stock.

In March 2010, the Company and Colloral LLC entered into a non-binding letter of intent with respect to the sale of substantially all of the assets of Colloral LLC (other than cash and accounts receivable) to a third-party purchaser for a purchase price of $750,000. The Company expects that the net proceeds received by the Company in the transaction will include the cash purchase price as well as Colloral LLC’s available cash and accounts receivable as of the date of closing. There can be no assurance that the sale of the assets of Colloral LLC pursuant to the letter of intent will be consummated or that the purchase price will not be less than $750,000. The Company has agreed not to disclose the identity of the prospective purchaser of the assets of Colloral LLC or additional terms of the transaction at this time.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

Our consolidated financial statements include the accounts of AutoImmune, Inc. and our joint venture with Deseret, Colloral LLC. We began to consolidate Colloral LLC in the third quarter of 2005 when it qualified as a variable interest entity of which we are the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation. We discuss our investment in Colloral LLC in more detail in Note 5.

These financial statements do not include any adjustments resulting from the Company’s proposed liquidation and are based on the Company as a going concern.

Cash Equivalents and Marketable Securities

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. We invest primarily in money market securities and U.S. Government debt securities of short maturity. Our investment policy is designed to reduce credit and market risk. The earnings on our investment portfolios may be adversely affected by changes in interest rates, credit ratings, collateral value, the overall strength of credit markets, and other factors that may result in other than temporary declines in the value of the securities. We specifically identify securities for purposes of determining gains and losses on the sale of cash equivalents and marketable securities. At December 31, 2009, we had classified all of our marketable securities as available-for-sale. Accordingly, unrealized gains and losses on available-for-sale securities are recorded as a separate component of stockholders’ equity. We did not hold any available-for-sale marketable securities at December 31, 2008.

Marketable securities are considered to be impaired when a decline in fair value below cost basis is determined to be other than temporary. In evaluating whether a decline in fair value below cost basis is other than temporary, we evaluate, among other factors: the duration of the period that, and extent to which, the fair value is less than the cost basis; the financial health of and business outlook for the issuer of the securities, including industry and sector performance, changes in technology and operational and financing cash flow factors; overall market conditions and trends; and our intent and ability to hold the investment to recovery. Once a decline in fair value is determined to be other than temporary, a write-down is recorded and a new cost basis in the security is established. Assessing the above factors involves inherent uncertainty. Accordingly, write-downs, if recorded, could be materially different from the actual market performance of marketable securities in our portfolio, if, among other things, relevant information related to the marketable securities was not publicly available or if other factors not considered would have been relevant to the determination of impairment.

Fair Value of Financial Instruments

At December 31, 2009, our financial instruments primarily consisted of cash equivalents, marketable securities, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses. The carrying amounts of these instruments approximate their fair values.

Stock Purchase Warrants

The value of contingent stock purchase warrants issued by us in connection with clinical research agreements is determined on the date that we estimate that it is probable that such contingencies will be met. The fair value of the warrants on the measurement date is recorded as an offset to revenue.

Revenue Recognition

Revenue is recognized when the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred and risk of loss has passed; the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured.

Contract and license fee revenue is primarily generated through collaborative license and development agreements with strategic partners for the development and commercialization of our product candidates and products using our technology. The terms of the agreements typically include non-refundable license fees, payments based upon achievement of certain milestones, or royalties on net product sales. We evaluate revenue from agreements that have multiple elements to determine whether the components of the arrangement represent separate units of accounting. To account for multiple deliverables separately, it is required that the delivered items have value to the customer on a standalone basis, there is objective and reliable evidence of fair value of the undelivered items, and delivery or performance of the undelivered item is probable and within our control. If the components of the arrangement qualify as separate units of accounting, we defer the greater of the fair value of any undelivered elements of the contract or the portion of the contract which is not payable until the undelivered elements are delivered.

License revenue generated in 2008 and 2009 was derived from an agreement with BioMS Medical Corporation (formerly known as Rycor Technology Investments Corp.) (See Note 13)

Product revenues generated in 2008 and 2009 were earned through our consolidated joint venture, Colloral LLC. We recognize revenue from product sales when persuasive evidence of an arrangement exists, the product has been shipped, title and risk of loss have passed to the customer and collection from the customer is reasonably assured. However, sale to The Shopping Channel are recognized on the “sell-through” model, that is, upon shipment of the product by The Shopping Channel to its customer, rather than upon shipment by Colloral LLC to The Shopping Channel.

Stock Compensation

Stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the requisite service period using the graded vesting method. Stock-based employee compensation expense was $121,000 and $85,000 for the years ended December 31, 2008 and 2009, respectively. We recorded these non-cash expenses to general and administrative expense.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2008 and 2009:

December 31,
	2008	2009
Risk free interest rate range	2.67% to 3.1%	1.11% to 2.96%
Expected range of life in years	3 years to 6 years	3 years to 6 years
Expected volatility	55% to 72%	52% to 68%
Expected dividends	—	—

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards.

As of December 31, 2009, there remained approximately $83,000 of compensation costs related to non-vested stock options to be recognized as expense over a weighted-average period of approximately 1.45 years. At December 31, 2009, all options outstanding, including both vested and unvested options were out of the money and, therefore, had no intrinsic value. During the year ended December 31, 2008, 20,000 options were exercised with an intrinsic value of $24,000 on the date of exercise.

Net Income (Loss) Per Share—Basic and Diluted

Basic earnings (loss) per share is calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated based on the weighted average number of common shares and dilutive common equivalent shares assumed outstanding during the period. For the years ended December 31, 2008 and 2009, shares used to compute diluted earnings per share excluded 1,211,500 and 1,227,000 stock options, respectively, as their inclusion would have been anti-dilutive due to the net losses incurred in these years.

Advertising Costs

All advertising costs are expensed as incurred and are included in selling and administrative expenses in the consolidated statements of operations. Advertising expenses for 2008 and 2009 were $16,000 and $50,000, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Reclassifications

The adoption of a newly issued accounting standard for noncontrolling interests on January 1, 2009, changed the accounting and reporting for our minority interests by recharacterizing them as noncontrolling interests and classifying them as a separate component of total shareholders’ equity in our accompanying consolidated balance sheet. Additionally, net income attributable to noncontrolling interest is now shown separately from net income in the consolidated statements of income. As a result, prior year amounts related to noncontrolling interest have been reclassified to conform to the current year presentation. This reclassification had no effect on our previously reported financial position or results of operations.

Recently Adopted Accounting Standards

Effective January 1, 2009, we adopted a newly issued accounting standard for business combinations. This standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose certain information to enable users to understand the nature and financial effect of the business combination. The statement requires that cash outflows such as transaction costs and post-acquisition restructuring be charged to expense instead of capitalized as a cost of the acquisition. Contingent purchase price will be recorded at its initial fair value and then re-measured as time passes through adjustments to net income. Due to the fact that the standard is applicable to future acquisitions completed after January 1, 2009 and we did not have any business combinations during 2009, the adoption did not have an impact on our consolidated financial statements.

Effective January 1, 2009, we implemented newly issued accounting standards for collaborative arrangements. The standard established the definition of a collaborative arrangement and determined that revenues and costs incurred with third parties in connection with collaborative arrangements would be presented gross or net based on the criteria in the accounting literature. Based on the nature of the arrangement, payments to or from collaborators would be evaluated and the terms of the arrangements, the nature of the entity’s business, and whether those payments are within the scope of other accounting literature would be presented. Companies are also required to disclose the nature and purpose of collaborative arrangements along with the accounting policies and the classification and amounts of significant financial- statement amounts related to the arrangements. Activities in the arrangement conducted in a separate legal entity should be accounted for under other accounting literature; however required disclosure applies to the entire collaborative agreement. The adoption of the new standard did not have an impact on our consolidated financial statements.

Recently Issued Accounting Pronouncements

In October 2009, the FASB issued Accounting Standards Update (ASU) No. 2009-13, Multiple-Deliverable Revenue Arrangements (ASU No. 2009-13). ASU No. 2009-13, which amends existing revenue recognition accounting pronouncements and provides accounting principles and application guidance on whether multiple deliverables exist, how the arrangement should be separated, and the consideration allocated. This guidance eliminates the requirement to establish the fair value of undelivered products and services and instead provides for separate revenue recognition based upon management’s estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. Previous accounting principles required that the fair value of the undelivered item be the price of the item either sold in a separate transaction between unrelated third parties or the price charged for each item when the item is sold separately by the vendor. This was difficult to determine when the product was not individually sold because of its unique features. If the fair value of all of the elements in the arrangement was not determinable, then revenue was deferred until all of the items were delivered or fair value was determined. This new approach is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, which for AutoImmune means no later than January 1, 2011. Early adoption is permitted; however, adoption of this guidance as of a date other than January 1, 2011, will require us to apply this guidance retrospectively effective as of January 1, 2010 and will require disclosure of the effect of this guidance as applied to all previously reported interim periods in the fiscal year of adoption. While we do not expect the adoption of this standard to have a material impact on our financial position and results of operations, this standard may impact us in the event we complete future transactions or modify existing collaborative relationships.

In June 2009, the FASB issued the following two new accounting standards, which were integrated into the Codification in December 2009:

•	ASU No. 2009-16, Accounting for Transfers of Financial Assets (ASU No. 2009-16); and

•	ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (ASU No. 2009-17).

ASU No. 2009-16 prescribes the information that a reporting entity must provide in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Specifically, among other aspects, this standard amends previously issued accounting guidance, modifies the financial-components approach and removes the concept of a qualifying special purpose entity when accounting for transfers and servicing of financial assets and extinguishments of liabilities, and removes the exception from applying the general accounting principles for the consolidation of variable interest entities that are qualifying special-purpose entities. This new accounting standard is effective for transfers of financial assets occurring on or after January 1, 2010. The adoption of this standard will not have an impact on our financial position or results of operations.

ASU No. 2009-17 amends previously issued accounting guidance for the consolidation of variable interest entities to require an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity. This amended consolidation guidance for variable interest entities also replaces the existing quantitative approach for identifying which enterprise should consolidate a variable interest entity, which was based on which enterprise is exposed to a majority of the risks and rewards, with a qualitative approach, based on which enterprise has both (1) the power to direct the economically significant activities of the entity and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. This new standard may affect how we account for the consolidation of common structures, such as joint ventures, equity method investments, collaboration and other agreements and purchase arrangements. Under this revised guidance, more entities may meet the definition of a variable interest entity, and the determination about whether an enterprise should consolidate a variable interest entity is required to be evaluated continuously. This standard is effective for us for interim and annual periods beginning after January 1, 2010. We are in the process of evaluating the impact of adopting this standard. We do not expect it to have a material impact on our financial position or results of operations. However, changes to existing relationships or future transactions may result in us consolidating or deconsolidating our partner(s) to collaborations and other arrangements.

Disclosure of Non-Cash Investing and Financing Activities

During the years ended December 31, 2008 and 2009, Deseret contributed services in kind of $14,000 and $11,000 to our consolidated joint venture, Colloral LLC, which were recorded as a capital contribution.

In 1988, 168,750 shares of common stock and 168,750 shares of junior convertible preferred stock were issued to The Brigham and Women’s Hospital in exchange for patent rights and technology contributed or licensed in connection with the formation of AutoImmune.

Notes payable to stockholders totaling $2,200,000 and related interest of $48,000 were converted into Series A mandatorily redeemable convertible preferred stock in 1991.

Bridge notes of $300,000 were converted into Series C mandatorily redeemable convertible preferred stock in 1991.

In 1991, 168,750 shares of junior convertible preferred stock were converted into 506,250 shares of common stock.

In 1993, 2,117,856 shares of mandatorily redeemable convertible preferred stock were converted into 6,353,568 shares of common stock in connection with AutoImmune’s initial public offering of common stock.

Supplemental Disclosure of Cash Flow Information

We have paid interest of $255,000 since inception. In 2008 and 2009, we did not pay any interest. We paid income taxes of $11,000 in 1996, which are the only income taxes we have paid.

3.	Fair Value Measurements

Effective this fiscal year, we implemented a newly issued accounting standard for fair value measurements of our non-financial assets and liabilities that are remeasured at fair value on a non-recurring basis. The adoption of the accounting standard for our non-financial assets and liabilities that are remeasured at fair value on a non-recurring basis did not impact our financial position or results of operations; however, it could have an impact in future periods. In addition, we may have additional disclosure requirements in the event we complete an acquisition or incur impairment of our assets in future periods.

During the quarter ended June 30, 2009, we implemented newly issued accounting standards which provide additional guidelines for determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying circumstances that indicate that a transaction is not orderly. Specifically, the new standards provide additional guidelines for making fair value measurements more consistent with principles presented and provide authoritative guidance in determining whether a market is active or inactive, and whether a transaction is distressed. This guidance is applicable to all assets and liabilities (i.e. financial and nonfinancial) and requires enhanced disclosures, including interim and annual disclosure of the input and valuation techniques (or changes in techniques) used to measure fair value and the defining of the major security types comprising debt and equity securities held based upon the nature and risk of the security. The adoption of the new standards did not impact our financial position or results of operations.

During the quarter ended June 30, 2009, we also implemented a newly issued accounting standard requiring disclosure about the fair value of financial instruments in interim as well as in annual financial statements. Since this standard addresses disclosure requirements and the carrying amounts of our instruments approximate their fair values, the adoption of this standard did not impact our financial position or results of operations.

The following table presents information about our assets that are measured at fair value on a recurring basis as of December 31, 2009 and December 31, 2008, and indicates the fair value hierarchy of the valuation techniques we utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset:

	December 31, 2009	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash equivalents (money-market funds)	$4,088,000	$4,088,000	$—	$—
Short-term marketable securities:
U.S. Treasury notes and bills	2,604,000	2,604,000	—	—
U.S. Government Agency notes	1,001,000	—	1,001,000	—

Total	$7,693,000	$6,692,000	$1,001,000	$—

	December 31, 2008	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash equivalents (money-market funds)	$8,206,000	$8,206,000	$—	$—

Total	$8,206,000	$8,206,000	$—	$—

The fair values of cash equivalents and marketable securities are determined through market, observable and corroborated sources.

4.	Cash Equivalents and Marketable Securities

Cash equivalents are carried at cost which approximated fair value at December 31, 2008 and September 30, 2009, and were primarily invested in money market accounts. Marketable securities are carried at amortized cost which approximated fair value at December 31, 2009 and were primarily invested in U.S. Government Agency debt securities. We did not hold any marketable securities at December 31, 2008.

The following is a summary of available-for-sale marketable securities held by us at December 31, 2009 which are carried at fair market value:

	Maturity term	Fair Value	Unrealized gains	Unrealized losses	Amortized cost
December 31, 2009:
U.S. Government Agency debt securities and U.S. Treasury notes and bills	Within 1 year	$3,605,000	$5,000	$—	$3,600,000

		$3,605,000	$5,000	$—	$3,600,000

Our marketable securities that were classified as current at December 31, 2009 mature within one year and are available to meet working capital needs and to fund current operations. There were no gross realized gains and losses on sales of marketable securities for the year ended December 31, 2009. Gross realized gains and losses on sales of marketable securities for the year ended December 31, 2008 were not significant.

Marketable securities that were purchased and sold in periods prior to January 1, 1994, other than held-to-maturity marketable securities, are included in the category available-for-sale marketable securities in the “period from inception” column of the statement of cash flows.

5.	Other Assets

The accounting standards address consolidation by business enterprises of variable interest entities that possess certain characteristics. A variable interest entity is an entity that does not have sufficient equity investment to permit it to finance its activities without additional financial support from a third party, or whose equity investors lack the characteristics of a controlling financial interest. The authoritative guidance establishes standards for determining under what circumstances variable interest entities should be consolidated with their primary beneficiary. We evaluate all transactions and relationships with potential variable interest entities (VIEs) in accordance with the standards.

Our overall methodology for evaluating transactions and relationships includes the following:

•	determining whether the entity is a VIE, and, if so,

•	determining whether we are the primary beneficiary of the VIE.

In performing the first step, the significant factors and judgments that we consider include:

•

the design of the entity, including the nature of its risks and the purpose for which the entity was created, to determine the variability that the entity was designed to create and distribute to its interest holders,

•	the nature of our involvement with the entity,

•	whether control of the entity results through arrangements that do not involve voting equity,

•	whether there is sufficient equity investment at risk to finance the activities of the entity, and

•	whether parties other than the equity holders have the obligation to absorb expected losses or the right to receive expected residual returns.

For each VIE identified, we evaluate whether we are the primary beneficiary of the VIE by considering:

•	whether our variable interest absorbs the majority of the VIE’s expected losses,

•	whether our variable interest receives the majority of the VIE’s expected residual returns, and

•	whether we have the ability to make decisions that significantly affect the VIE’s results and activities.

Based on our evaluation of the above factors and judgments, as of December 31, 2009, we consolidate one VIE, Colloral LLC, of which we are the primary beneficiary.

In August 2002, we entered into our joint venture with Deseret by forming Colloral LLC to manufacture, market and sell Colloral® as a dietary supplement. Our economic interest in Colloral LLC is greater than 50% and we actively participate in its management, but we do not have voting control of Colloral LLC. Therefore, the investment had historically been accounted for using the equity method. Upon adoption of the VIE standards in 2003, our interest in Colloral LLC did not qualify as a variable interest entity, and, therefore, we continued to account for our investment in Colloral LLC under the equity method of accounting until August 2005. In August 2005, we amended the Colloral LLC operating agreement to increase our share of distributions and allocations of profits and losses in return for our commitment to fund 100% of the costs associated with the implementation of a marketing program for The Collagen Solution. As a result of the amendments to the operating agreement, Colloral LLC is considered a variable interest entity, of which we are the primary beneficiary. We are required to consolidate Colloral LLC for financial reporting purposes, effective in the third quarter of 2005. We re-evaluate the provisions of the VIE standards when triggering events arise and, to date, no events have transpired which would require deconsolidation. Certain events may arise in the future, including additional modifications to the operating agreements, which may require us to re-evaluate the joint venture. Such re-evaluation may result in a conclusion that the joint venture is no longer a variable interest entity requiring consolidation.

In accordance with the amendment to the Colloral LLC operating agreement, we made additional capital contributions of $1,032,000 to Colloral LLC from 2003 through 2007. We satisfied our funding commitment in 2006 and made no capital contributions during the years ended December 31, 2008 or December 31, 2009. We may make additional contributions to Colloral LLC in the future. There can be no assurance that the sales and marketing initiatives that have been or, in the future, may be funded by our capital contributions will be successful. Accordingly, in the future we may again incur substantial losses.

At December 31, 2008 and December 31, 2009, the excess of Deseret’s capital contributions over their portion of the accumulated losses is recorded as a noncontrolling interest in our consolidated balance sheet.

The following table contains selected financial data for Colloral LLC. Shipping and handling costs have been classified as selling expenses. The balance sheet amounts as of December 31, 2008 and December 31, 2009 and Colloral LLC’s operating results for the years ended December 31, 2008 and 2009 have been consolidated into our financial statements:

	For the year ended December 31,
	2008	2009
Statement of Operations Data:
Revenue	$136,000	$534,000
Cost of goods sold	45,000	199,000
Selling, general and administrative expense	57,000	88,000
Net income (loss)	$34,000	$247,000

	December 31, 2008	December 31, 2009
Balance Sheet Data:
Current assets	$219,000	$488,000
Long term assets	—	—
Current liabilities	6,000	66,000
Long term liabilities	—	—

In 2000, we completed a market analysis of Colloral as a dietary supplement and subsequently filed a “Notice of New Dietary Ingredient” with the FDA that was accepted without comment. On February 18, 2005, we received a letter from the FDA stating that the FDA reconsidered the information contained in our Notice of New Dietary Ingredient and concluded that Colloral is not a dietary supplement but appears to be a drug under the Federal Food, Drug, and Cosmetic Act, and thus subject to the regulatory requirements for drugs. On April 15, 2005, we submitted a response to the FDA’s letter and hope to have demonstrated that the product meets the statutory definition of a dietary supplement. We cannot predict what the effect of the FDA’s letter will be. It is possible that Colloral LLC and its licensed distributors will be unable to market the product as a dietary supplement and that the products will be subject to the regulatory requirements for drugs. If the FDA makes a final determination that requires us to comply with the regulatory requirements for drugs, Colloral, The Collagen Solution and Vital 3 will be withdrawn from the market, which would eliminate the possibility of future distributions to us from Colloral LLC.

Effective January 1, 2009, we adopted a newly issued accounting standard for noncontrolling interests. In accordance with the accounting standard, we changed the accounting for minority interests, which will be reclassified as noncontrolling interests and classified as a component of equity. The adoption of the new standard has resulted in the reclassification of amounts previously attributable to minority interest (now referred to as noncontrolling interest) to a separate component of Shareholders’ Equity on the accompanying consolidated balance sheet. Additionally, net income attributable to noncontrolling interests is shown separately from net income in the consolidated statements of income. Finally, the net loss reflected on the statement of cash flows is the consolidated net loss. This reclassification had no effect on our previously reported financial position or results of operations.

Prior year amounts related to noncontrolling interest (previously referred to as minority interest) have been reclassified to conform to the current year presentation.

The following table presents a reconciliation of the changes in equity during years ended December 31, 2008 and 2009:

	Year ended December 31,
	2008			2009
	AutoImmune’s Interest	Noncontrolling Interest	Total	AutoImmune’s Interest	Noncontrolling Interest	Total
Balance at the beginning of the period	$8,832,000	$11,000	$8,843,000	$8,490,000	$33,000	$8,523,000
Net income (loss)	(345,000)	8,000	(337,000)	(395,000)	62,000	(333,000)
Stock-based employee compensation	121,000	—	121,000	85,000	—	85,000
Issuance of common shares	10,000	—	10,000	—	—	—
Repurchase of outstanding warrants	(125,000)	—	(125,000)	—	—	—
Contributions from noncontrolling interest	—	14,000	14,000	—	11,000	11,000
Distributions to noncontrolling interest	—	—	—	—	(50,000)	(50,000)
Other comprehensive income (loss)	(3,000)	—	(3,000)	5,000	—	5,000

Balance at the end of the period	$8,490,000	$33,000	$8,523,000	$8,185,000	$56,000	$8,241,000

6.	Related Party Transactions

A portion of our consolidated joint venture’s (Colloral LLC) manufacturing and operating expenses, including internal operating costs, are incurred by the joint venture partners on behalf of the joint venture and are then charged back to Colloral LLC. The determination of the amount of internal operating costs incurred by each joint venture partner on behalf of Colloral LLC requires judgment. As a result, the financial results of Colloral LLC may not be indicative of the results that would have occurred had the joint venture obtained all of its manufacturing and commercialization from third parties. During the years ended December 31, 2008 and 2009, the joint venture incurred costs of $38,000 and $205,000, respectively for the purchase of inventory from Deseret and costs of $12,000 and $9,000, respectively for labor and overhead incurred by Deseret on behalf of the joint venture.

Revenues from a single customer, Futurebiotics, represented 20% and 63% of total revenues for the year ended December 31, 2008 and 2009, respectively. As of December 31, 2008 and December 31, 2009, current liabilities included $0 and $9,000, respectively, payable to Deseret, a related party. In July 2009, Colloral LLC made a distribution in the amount of $50,000 to Deseret which was recorded as a return of capital

Mr. Fletcher, a director of AutoImmune, is the founder and Chief Executive Officer of Fletcher Spaght, Inc., a management consulting firm. In January 2000, AutoImmune entered into an agreement with Fletcher Spaght under which Fletcher Spaght agreed to assist AutoImmune with the potential launch of Colloral as a dietary supplement. Under the agreement, as amended, Fletcher Spaght is entitled to receive a payment of (i) 2.5% of the amount, if any, that AutoImmune receives for any U.S. rights to Colloral as a nutritional product in a transaction consummated on or before December 31, 2002 less (ii) $50,000 of retainer fees received by Fletcher Spaght under the agreement. In August 2002, AutoImmune entered into its joint-venture with Deseret to manufacture, market and sell Colloral as a nutritional product. As of December 31, 2009, Fletcher Spaght had received no payment under its agreements with AutoImmune, other than $50,000 of retainer fees.

7.	Income Taxes

No significant federal or state taxes were payable in any years as a result of losses incurred and utilization of net operating losses and credits.

The components of deferred income tax benefit (expense) are as follows:

	Year ended December 31,
	2008	2009
Income tax benefit (expense):
Federal	$228,000	$495,000
State	(4,000)	(18,000)

	224,000	477,000
Increase (decrease) in deferred tax asset valuation allowance	(224,000)	(477,000)

	$—	$—

The reconciliation between the amounts of reported income tax (expense) benefit and the amount determined by applying the U.S. federal statutory rate of 35% for 2008 and 2009 to pre-tax loss is as follows:

	Year ended December 31,
	2008	2009
(Provision) benefit at statutory rate	$121,000	$138,000
Permanent items	77,000	145,000
Expiration of federal and state research and development, orphan drug and investment tax credits and federal and state net operating loss carryforwards	(439,000)	(801,000)
State tax benefit (provision), net of federal tax liability	29,000	41,000
Other items	(12,000)	—

	(224,000)	(477,000)

(Increase) decrease in valuation allowance	224,000	477,000

	$—	$—

Deferred tax assets are comprised of the following:

	December 31,
	2008	2009
Research costs capitalized for tax purposes	$25,731,000	$25,796,000
Research and development, orphan drug and investment tax credits	10,103,000	9,320,000
Loss carryforwards	13,471,000	13,678,000
Other temporary differences	97,000	131,000

Gross deferred tax assets	49,402,000	48,925,000
Deferred tax asset valuation allowance	(49,402,000)	(48,925,000)

	$—	$—

We have provided a full valuation allowance for net deferred tax assets since the realization of these future benefits is not sufficiently assured as of the end of each related year. If we achieve profitability, these deferred tax assets, portions of which are subject to annual limitations, may be available to offset future income tax liabilities and expenses. Of the $48,925,000 valuation allowance at December 31, 2009, $965,000 relating to deductions for stock option compensation will be credited to additional paid-in capital upon realization.

At December 31, 2009, AutoImmune has federal and state net operating loss carryforwards of $38,789,000 and $2,046,000 respectively, which began to expire in 2003. AutoImmune also has federal and state credit carryforwards of $8,599,000 and $1,109,000 respectively, which began to expire in 2003.

At January 1, 2007, we had net operating loss, or NOL, carryforwards and Research and Development, or R&D, credit carryforwards. Utilization of the NOL and R&D credit carryforwards may be subject to an annual limitation under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”), as well as similar state and foreign provisions due to ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three-year period. Since our formation, we have raised capital through the issuance of capital stock which, combined with the purchasing shareholders’ subsequent disposition of those shares, may have resulted in an ownership change or could result in an ownership change in the future upon subsequent disposition. We have not completed a study to assess whether an ownership change has occurred, or whether there have been multiple ownership changes since our formation, due to the significant complexity and cost associated with such study. There also could be additional ownership changes in the future. If we have experienced an ownership change at any time since our formation, utilization of our NOL or R&D credit carryforwards will be subject to an annual limitation under Section 382, which is determined by first multiplying the value of our stock at the time of the ownership change by the applicable long-term tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the NOL or R&D credit carryforwards before utilization. Further, until a study is completed and any limitation known, no amounts are being presented as an uncertain tax position.

We have elected to recognize interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2009, we have not accrued any interest or penalties related to uncertain tax positions.

We conduct business in the United States. We are subject to examination in the normal course of business by taxing authorities in this jurisdiction. As of December 31, 2009, no examinations related to income taxes have occurred. The tax years 2005-2008 remain open to examination by the taxing jurisdictions to which we are subject.

8.	Preferred Stock

Upon the closing of our initial public offering on January 27, 1993, each share of Series A, Series B and Series C convertible preferred stock automatically converted into three shares of common stock. No dividends had been paid to the preferred stockholders.

At December 31, 2009, we had 5,000,000 authorized shares of $.01 par value preferred stock. Preferred stock may be issued at the discretion of our Board of Directors (without stockholder approval) with such designations, rights and preferences as the Board of Directors may determine from time to time. The preferred stock may have dividend, liquidation, redemption, conversion, voting or other rights which may be more expansive than the rights accorded to the common stock.

9.	Stockholders’ Equity and Common Stock

In December 1992, we effected a three-for-one stock split of our common stock in the form of a stock dividend. All common shares and per share amounts have been adjusted to give retroactive effect to the common stock split for all years presented.

In January 1993, we completed an initial public offering of 3,000,000 shares of common stock. Proceeds to AutoImmune, net of issuance costs, amounted to $35,690,000.

In January 1995, we completed a private placement of 2,039,547 shares of common stock. Proceeds to AutoImmune, net of issuance costs, amounted to $9,136,000.

In August and September 1995, we completed our second public offering of 3,925,000 shares of common stock. Proceeds to AutoImmune, net of issuance costs, amounted to $58,878,000.

As of December 31, 2009, we have reserved 1,523,000 shares of common stock for use in our stock option plan. Our employee stock purchase plan was terminated in May 2008.

10.	Stock Option and Employee Stock Purchase Plans

1988 Stock Option Plan

Our 1988 Stock Option Plan, as amended effective May 15, 1996, provided for the granting of incentive stock options and non-qualified stock options to employees and other individuals performing services on our behalf. The Compensation Committee, appointed by the Board of Directors, is responsible for the administration of the 1988 Stock Option Plan. The Compensation Committee determined the term of each option, option price, number of shares for which each option was granted, whether restrictions were imposed on the shares subject to options and the rate at which each option becomes exercisable. The maximum number of shares of common stock of AutoImmune reserved for issuance in accordance with the terms of the 1988 Stock Option Plan was 3,700,000. At December 31, 2008, all options to purchase shares of common stock under the 1988 Stock Option Plan had expired.

The 1988 Stock Option Plan expired on September 19, 1998.

1998 Stock Option Plan

Our 1998 Stock Option Plan, adopted by our shareholders on May 28, 1998, provided for the granting of incentive stock options and non-qualified stock options to employees, directors and other individuals performing services on our behalf. The Compensation Committee is responsible for the administration of the 1998 Stock Option Plan. The Compensation Committee determined the term of each option, option price, number of shares for which each option was granted, whether restrictions were imposed on the shares subject to options and the rate at which each option becomes exercisable. The maximum number of shares of our common stock reserved for issuance in accordance with the terms of the 1998 Stock Option Plan was 1,300,000. At December 31, 2009, options to purchase 896,000 shares of common stock were outstanding.

The 1998 Stock Option Plan expired on February 3, 2008. No options were issued under the plan in 2008.

2008 Stock Option Plan

Our 2008 Stock Option Plan, adopted by our shareholders on May 15, 2008, provides for the granting of incentive stock options and non-qualified stock options to employees and other individuals performing services on our behalf. The Compensation Committee is responsible for the administration of the 2008 Stock Option Plan. The Compensation Committee determines the term of each option, option price, number of shares for which each option is granted, whether restrictions will be imposed on the shares subject to options and the rate at which each option is exercisable. The exercise price for stock options granted may not be less than 100% of the fair market value per share of the underlying common stock on the date granted (110% for options granted to holders of more than 10% of the voting stock of AutoImmune). The term of options granted under the 2008 Stock Option Plan cannot exceed ten years (five years for options granted to holders of more than 10% of the voting stock of AutoImmune). The maximum number of shares of our common stock reserved for issuance in accordance with the terms of the 2008 Stock Option Plan is 327,000, of which 212,000 were available for grant at December 31, 2009. At December 31, 2009, options to purchase 115,000 shares of common stock were outstanding.

Director Stock Option Plan

In 1993, our Board of Directors approved a stock option plan for non-employee directors (the “Director Option Plan”). This plan was approved by our shareholders in 1994 and an amendment to the plan was approved by the shareholders on May 15, 1996. Under the original Director Option Plan, each director who was eligible to participate in the plan on May 19, 1993 received, at fair market value on the date of grant, options to purchase 4,000 shares of common stock. Under the amended Director Option Plan, upon the first election of a non-employee to the Board of Directors, the director receives an option to purchase 25,000 shares of common stock. In each year thereafter, if the individual is still a member of the Board of Directors, the director receives options to purchase an additional 6,500 shares of common stock. In addition, an option to purchase 1,000 shares of common stock was granted to each director who was a member of a standing committee of the Board of Directors on May 19, 1993, and the amended Director Option Plan provides that an option for 1,000 shares will be granted automatically to each member of a standing committee following his first election to each such committee, and options to purchase 1,000 additional shares will automatically be granted every four years thereafter for each standing committee of which the individual remains a member. As of December 31, 2009, options to purchase 399,500 shares of common stock have been granted under the Director Option Plan. Options to purchase 183,500 shares of common stock have been cancelled. At December 31, 2009, options to purchase 216,000 shares of common stock were outstanding. A maximum of 300,000 shares of our common stock is reserved for issuance in accordance with the terms of the amended Director Option Plan.

The following table summarizes information about stock options outstanding at December 31, 2008 and 2009. All stock options as of December 31, 2009 are vested or are expected to vest.

	Year Ended
	December 31, 2008		December 31, 2009
	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at beginning of period	1,221,000	$1.11	1,211,500	$1.06
Granted	65,000	$1.80	92,000	$1.15
Exercised	(20,000)	$0.53	—	—
Cancelled	(54,500)	$2.84	(76,500)	$2.30

Outstanding at end of period	1,211,500	$1.06	1,227,000	$0.99

Options exercisable at end of period	900,688	$0.93	941,062	$0.87
Weighted average grant date fair value of options granted		$1.07		$0.56

At December 31, 2009, stock options were outstanding and exercisable as follows:

	Outstanding			Exercisable
Range of Exercise Price	Number	Weighted average remaining contractual life	Weighted average exercise price	Number	Weighted average exercise price
$0.52	500,000	2.5 years	$0.52	500,000	$0.52
$0.79—$1.80	704,500	6.6 years	$1.24	418,562	$1.15
$3.06—$3.60	22,500	1.4 years	$3.53	22,500	$3.53

	1,227,000	5.12 years		941,062

Weighted average remaining contractual life of exercisable options 3.8 years.

Employee Stock Purchase Plan

On July 20, 1994, our Board of Directors approved the 1994 Employee Stock Purchase Plan (the “Purchase Plan”). This plan enabled eligible employees to purchase our common stock at 85% of the fair market value of the stock. During 2007 and 2008, no shares were purchased under the Purchase Plan. On May 15, 2008, our Board of Directors voted to terminate the Purchase Plan.

11.	Warrant redemption

In March 2000, we entered an agreement under which a subsidiary of Elan Plc purchased all of our rights to certain patent applications involving the treatment of Alzheimer’s Disease. In connection with the agreement, Elan Plc received a warrant to purchase 375,000 shares of our common stock at $3.13 per share in September 2001 and a warrant to purchase 375,000 shares of our common stock at $0.7275 per share in March 2003. The warrant to purchase 375,000 shares of our common stock at $3.13 per share expired effective September 16, 2006. On February 27, 2008, we entered into a securities redemption agreement to repurchase the warrant to purchase 375,000 shares of our common stock at $0.7275 from Elan Plc for $125,000 which was recorded as a reduction of additional paid in capital.

12.	Accumulated Other Comprehensive Loss

The components of comprehensive loss consisted of the following:

	For the year ended December 31,
	2008	2009
Net income (loss)	$(345,000)	$(395,000)
Change in unrealized gain (loss) on investments	(3,000)	5,000

Comprehensive income (loss)	$(348,000)	$(390,000)

13.	Commitments and Contingencies

License Agreements

In December 1994, we entered into a license and collaborative agreement with Eli Lilly and Company. Under the agreement, Eli Lilly provided support for clinical testing of our autoimmune mediated (Type 1) diabetes product in exchange for certain worldwide license rights for the manufacture, distribution and sale of the related products. This agreement was restructured in the first quarter of 1999 as a result of Eli Lilly’s failure to make a required milestone payment. Eli Lilly is obligated to provide us with full access to the data from the clinical trials it supported, including the right to use the data for any purpose. We have regained all rights to the product.

In November 1999, we entered an agreement with Teva Pharmaceutical Industries Ltd. The agreement covers the development by Teva of an oral formulation of Copaxone® (glatiramer acetate), Teva’s currently available injectable drug for multiple sclerosis. Under the agreement, we are responsible for filing, prosecuting and maintaining the intellectual property rights licensed to Teva in our name. On March 20, 2006, Teva disclosed in a 20-F filing that it would not continue development of the enteric coated oral formulation of Copaxone and was considering future development of non-parenteral formulations of the product. It is unclear whether these new formulations involve intellectual property licensed by us to Teva. If Teva were to develop a product using intellectual property licensed by us and the product were approved for sale, we would receive a milestone payment and an escalating royalty based on cumulative sales of all products covered by the Teva agreement.

In March 2000, we entered an agreement under which a subsidiary of Elan Plc purchased all of our rights to certain patent applications involving the treatment of Alzheimer’s Disease. Under the terms of the agreement, we received a $4 million cash payment in March 2000, a $1.5 million cash payment in September 2001 and a $1.5 million cash payment in March 2003. In addition, Elan Plc received a warrant to purchase 375,000 shares of our common stock at $3.13 per share in September 2001 and a warrant to purchase 375,000 shares of our common stock at $0.7275 per share in March 2003. The valuation of the warrants issued in September 2001 and March 2003, as determined by using a Black-Scholes model, of $192,000 and $155,000, respectively, was recorded as an offset to revenue. The warrant to purchase 375,000 shares of our Common Stock at $3.13 per share expired effective September 16, 2006. The warrant to purchase 375,000 shares of our common stock at $0.7275 per share was due to expire on March 17, 2008. On February 27, 2008, we entered into an agreement to repurchase the warrant from Elan Plc for $125,000. Furthermore, under the terms of this agreement, we and The Brigham and Women’s Hospital have indemnified the subsidiary of Elan Plc against any claim, demand or action, arising from any misrepresentation made to the subsidiary of Elan Plc about patent rights and breach of warranties, up to the amount of monies received by us under the agreement.

In August 2000, we entered an agreement with BioMS Medical Corporation (formerly known as Rycor Technology Investments Corp). Under the terms of the agreement, we granted BioMS an exclusive license to certain of our patents to develop an injectable therapy for multiple sclerosis. Under the agreement, we are responsible for filing, prosecuting and maintaining the patent rights licensed to BioMS thereunder. So long as the agreement remains in effect and until BioMS markets such therapy, BioMS is required to make monthly diligence payments to us. These payments totaled $30,000 in the first year of the agreement and increased by $30,000 each year until they reached a maximum of $180,000 per year. In addition, we are entitled to receive an escalating royalty based on cumulative sales of all products covered by the BioMS agreement. In December 2007, BioMS signed a licensing and development agreement with Eli Lilly & Company granting Eli Lilly exclusive worldwide rights to MBP8298. If the trials are successful and regulatory approval for commercial sale of the product is received, we will receive an escalating royalty on cumulative sales of all products covered by the BioMS agreement. On July 27, 2009, BioMS and Eli Lilly and Company reported that dirucotide, the lead drug covered by the license agreement, did not meet the primary endpoint of delaying disease progression during the two-year Phase III trial in patients with secondary progressive multiple sclerosis. In addition, there were no statistically significant differences between dirucotide and placebo on the secondary endpoints of the study. Eli Lilly and BioMS also announced that they would discontinue ongoing clinical trials and review available data to develop a future plan. On September 2, 2009, BioMS and Eli Lilly announced that the license and collaboration agreement between BioMS and Eli Lilly with respect to dirucotide had been terminated and that all commercial rights to dirucotide were returned to BioMS. In the event that BioMS determines not to continue their development efforts with respect to products that include AutoImmune’s technology covered by the license agreement, AutoImmune will not receive any monthly diligence payments or royalties under the license agreement. On December 17, 2009, BioMS announced that it had completed its substantive review of the data from the discontinued late-stage trials for dirucotide and had decided to explore a compassionate access and research program with limited financial commitment, but that it would not pursue further late stage clinical trials with dirucotide for multiple sclerosis.

In August 2002, we entered into a License Agreement with Colloral LLC. Under the agreement, we granted Colloral LLC an exclusive, worldwide license in certain patents related to the production of Colloral as a dietary supplement and a non-exclusive license in certain of our information, data and knowledge needed to manufacture and sell Colloral as a dietary supplement. In return for these license grants, Colloral LLC agreed to use diligent efforts to market and obtain maximum sales of Colloral. Pursuant to the operating agreement of Colloral LLC, we are entitled to a percentage of the distributions of Colloral LLC on a quarterly basis. In August 2005, we amended the Colloral LLC operating agreement to increase our share of distributions and allocations of profits and losses in return for our commitment to fund 100% of the costs associated with the implementation of a marketing program. As a result of the amendments to the operating agreement, Colloral LLC is now considered a variable interest entity, of which we are the primary beneficiary. We have consolidated Colloral LLC effective since the third quarter of 2005.

Indemnification

We enter into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, we indemnify, hold harmless, and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally our business partners, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to our products. The term of these indemnification agreements is generally perpetual. The maximum potential amount of future payments that could be required under these indemnification agreements is unlimited. We have never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the estimated fair value of these agreements is de minimus.

Leases

We have limited operations utilizing the personal office spaces of the President and the Director of Finance, and our consolidated joint venture, Colloral LLC, outsources all of its operations. As a result, at December 31, 2009, we had no lease obligations and no future minimum lease commitments.

14.	Quarterly Results (Unaudited)

The following table sets forth unaudited selected financial information for the periods indicated. This information has been derived from unaudited financial statements, which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information. The results of operations for any quarter are not necessarily indicative of the results to be expected for any future period.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2008
Total revenue	$67,000	$101,000	$57,000	$91,000
Total expenses	259,000	245,000	129,000	233,000
Net income (loss)	(107,000)	(86,000)	(23,000)	(129,000)
Income (loss) per share—basic and diluted	$(0.01)	$(0.01)	$(0.00)	$(0.01)

2009
Total revenue	$104,000	$184,000	$237,000	$189,000
Total expenses	279,000	260,000	219,000	321,000
Net income (loss)	(170,000)	(86,000)	2,000	(141,000)
Income (loss) per share—basic and diluted	$(0.01)	$(0.01)	$0.00	$(0.01)

In the process of preparing the annual financial statements, the Company identified a classification error in the cash flow statement that was included in the Form 10-Q for the period ended September 30, 2009 as filed with the SEC. The Company has determined this error was not material to the previously issued financial statements. As a result of the correction of this error, the cash flows from financing activities decreased by $50,000 with a corresponding increase in the cash flows from investing activities for the nine-months ended September 30, 2009.

AutoImmune Inc.

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Electronic Voting Instructions
You can vote by Internet or telephone!
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VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

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	1.	Approval of the voluntary liquidation and dissolution of AutoImmune pursuant to a Plan of Complete Liquidation and Dissolution, in substantially the form attached to the accompanying proxy statement as Appendix A.	For	Against	Abstain

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Proxy — AutoImmune Inc.

SPECIAL MEETING OF STOCKHOLDERS —                     , 2010

Proxy Solicited On Behalf of the Board of Directors

The undersigned stockholder hereby appoints Robert C. Bishop and Diane M. McClintock, and each of them individually, proxies for the undersigned, with full power of substitution and re-substitution, to represent the undersigned and to vote all shares of common stock of AUTOIMMUNE INC. (“AutoImmune”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of AutoImmune to be held on                     ,                     , 2010 and at any and all adjournments thereof (the “Special Meeting”), as indicated herein.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders to be held                     ,                     , 2010 and the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE AND SHALL BE DEEMED TO AUTHORIZE THE PROXYHOLDERS TO VOTE IN THEIR DISCRETION AS TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY APPLICABLE LAW.

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